EXECUTION COPY




                       AGREEMENT AND PLAN OF CONTRIBUTION

                                  BY AND AMONG

                    REALTY INFORMATION GROUP (DELAWARE), INC.

                                       AND

                         REALTY INFORMATION GROUP, INC.

                                       AND

                         REALTY INFORMATION GROUP, L.P.

                                       AND

                             JAMISON RESEARCH, INC.

                                       AND

                   THE STOCKHOLDERS OF JAMISON RESEARCH, INC.


                             DATED FEBRUARY 17, 1998


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                                TABLE OF CONTENTS



ARTICLE I.

PLAN OF CONTRIBUTION...........................................................2
         1.1      THE CONTRIBUTION.............................................2
         1.2      CONSIDERATION................................................2
         1.3      POST-CLOSING ADJUSTMENT. ....................................3
         1.4      PLEDGED ASSETS...............................................4
         1.5      STOCKHOLDERS' REPRESENTATIVE.................................5
         1.6      ACCOUNTING TERMS.............................................6


ARTICLE II.

CLOSING........................................................................6
         2.1      LOCATION AND DATE............................................6
         2.2      DELIVERIES...................................................6


ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
STOCKHOLDERS...................................................................7
         3.1      DUE ORGANIZATION.............................................7
         3.2      AUTHORIZATION; VALIDITY......................................7
         3.3      NO CONFLICTS.................................................8
         3.4      CAPITAL STOCK OF THE COMPANY.................................8
         3.5      TRANSACTIONS IN CAPITAL STOCK; ACCOUNTING TREATMENT..........8
         3.6      SUBSIDIARIES STOCK...........................................9
         3.7      COMPLETE COPIES OF MATERIALS.................................9
         3.8      COMPANY FINANCIAL CONDITIONS.................................9
         3.9      FINANCIAL STATEMENTS........................................10
         3.10     LIABILITIES AND OBLIGATIONS.................................10
         3.11     BOOKS AND RECORDS...........................................11
         3.12     BANK ACCOUNTS; POWERS OF ATTORNEY...........................11
         3.13     ACCOUNTS AND NOTES RECEIVABLE...............................11
         3.14     PERMITS.....................................................12
         3.15     REAL PROPERTY...............................................12
         3.16     PERSONAL PROPERTY...........................................13
         3.17     INTELLECTUAL PROPERTY.......................................13
         3.18     SIGNIFICANT CUSTOMERS; MATERIAL CONTRACTS AND COMMITMENTS...15
         3.19     PREDECESSOR STATUS; ETC.....................................16


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         3.20     INSURANCE...................................................16
         3.21     ENVIRONMENTAL MATTERS.......................................16
         3.22     LABOR AND EMPLOYMENT MATTERS................................17
         3.23     EMPLOYEE BENEFIT PLANS......................................18
         3.24     TAXES.......................................................19
         3.25     CONFORMITY WITH LAW; LITIGATION.............................21
         3.26     ABSENCE OF CLAIMS AGAINST COMPANY...........................22
         3.27     ABSENCE OF CHANGES..........................................22
         3.28     DISCLOSURE..................................................24
         3.29     SECURITIES REPRESENTATIONS..................................24
         3.30     NO KNOWLEDGE OF RIG PARTY BREACHES..........................24


ARTICLE IV.

 REPRESENTATIONS OF THE RIG PARTIES...........................................25
         4.1      DUE ORGANIZATION............................................25
         4.2      AUTHORIZATION; VALIDITY OF OBLIGATIONS......................25
         4.3      NO CONFLICTS................................................25
         4.4      CAPITALIZATION OF PARENT AND OWNERSHIP OF PARENT STOCK......26
         4.5      FINANCIAL STATEMENTS........................................26
         4.6      LIABILITIES AND OBLIGATIONS.................................27
         4.7      PERMITS.....................................................27
         4.8      INTELLECTUAL PROPERTY.......................................28
         4.9      ENVIRONMENTAL MATTERS.......................................29
         4.10     INSURANCE...................................................29
         4.11     TAXES.......................................................30
         4.12     CONFORMITY WITH LAW; LITIGATION.............................30
         4.13     ABSENCE OF CHANGES..........................................31
         4.14     NO KNOWLEDGE OF JAMISON BREACHES............................31


ARTICLE V.

COVENANTS.....................................................................31
         5.1      TAX MATTERS. ...............................................31
         5.2      EMPLOYEE BENEFIT PLANS......................................32
         5.3      RELATED PARTY AGREEMENTS....................................33
         5.4      COOPERATION.................................................33
         5.5      ACCESS TO INFORMATION; PUBLIC DISCLOSURE....................33
         5.6      CONDUCT OF BUSINESS PENDING CLOSING.........................34
         5.7      PROHIBITED ACTIVITIES.......................................34
         5.8      NOTIFICATION OF CERTAIN MATTERS.............................36


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         5.9      SALES OF PARENT COMMON STOCK; REGISTRATION RIGHTS. .........37
         5.10     IPO.........................................................37
         5.11     GUARANTEE...................................................37
         5.14     GUARANTEED LOAN.............................................38


ARTICLE VI.

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE RIG PARTIES........................38
         6.1      REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS..38
         6.2      NO LITIGATION...............................................39
         6.3      NO MATERIAL ADVERSE CHANGE..................................39
         6.4      CONSENTS AND APPROVALS......................................39
         6.5      OPINION OF COUNSEL..........................................39
         6.6      COMPANY CHARTER DOCUMENTS...................................39
         6.7      OTHER AGREEMENTS............................................39
         6.8      DUE DILIGENCE REVIEW........................................39
         6.9      REGISTRATION STATEMENT......................................40
         6.10     IPO.........................................................40


ARTICLE VII.

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE STOCKHOLDERS
AND THE COMPANY...............................................................40
         7.1      REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS..40
         7.2      NO LITIGATION...............................................40
         7.3      CONSENTS AND APPROVALS......................................41
         7.4      OTHER AGREEMENTS............................................41
         7.5      REGISTRATION STATEMENT......................................41
         7.6      IPO.........................................................41
         7.7      OTHER TRANSACTIONS..........................................41
         7.8      LOAN ASSUMPTION.............................................41


ARTICLE VIII.

INDEMNIFICATION...............................................................42
         8.1      INDEMNIFICATION BY THE STOCKHOLDERS AND THE COMPANY.........42
         8.2      INDEMNIFICATION BY PARENT...................................42
         8.3      LIMITATION AND EXPIRATION...................................43
         8.4      INDEMNIFICATION PROCEDURES..................................44
         8.5      EFFECTIVENESS OF REPRESENTATIONS WARRANTIES. ...............46


                                      iii
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         8.6      REMEDIES....................................................46
         8.7      SET OFF.....................................................46
         8.8      SPECIAL TAX PROVISION.......................................46


ARTICLE IX.

NONCOMPETITION................................................................47
         9.1      PROHIBITED ACTIVITIES.......................................47
         9.2      CONFIDENTIALITY.............................................47
         9.3      DAMAGES.....................................................48
         9.4      REASONABLE RESTRAINT........................................48
         9.5      SEVERABILITY; REFORMATION...................................49
         9.6      INDEPENDENT COVENANT........................................49
         9.7      MATERIALITY.................................................49


ARTICLE X.

GENERAL.......................................................................49
         10.1     TERMINATION.................................................49
         10.2     EFFECT OF TERMINATION.......................................50
         10.3     SUCCESSORS AND ASSIGNS......................................51
         10.4     ENTIRE AGREEMENT; AMENDMENT; WAIVER.........................51
         10.5     COUNTERPARTS................................................51
         10.6     BROKERS AND AGENTS..........................................51
         10.7     EXPENSES....................................................51
         10.8     NOTICES.....................................................52
         10.9     GOVERNING LAW...............................................53
         10.10    SEVERABILITY................................................54
         10.11    ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS...................54
         10.12    MUTUAL DRAFTING.............................................54
         10.13    FURTHER REPRESENTATIONS.....................................54

                       AGREEMENT AND PLAN OF CONTRIBUTION


         THIS AGREEMENT AND PLAN OF CONTRIBUTION (the "Agreement") is made and entered into this 17th day of February, 1998, by and among Realty Information Group (Delaware), Inc., a Delaware corporation ("Parent"), Realty Information Group, Inc. a Delaware corporation ("RIGINC"), Realty Information Group, L.P., a Delaware limited partnership ("RIGLP" and, together with Parent and RIGINC, the "RIG Parties") and Jamison Research, Inc., a Georgia corporation (the "Company"), Henry D. Jamison, IV and Leslie Lees Jamison (each a "Stockholder" and collectively, the "Stockholders" and, together with the Company, the "Jamison Parties").

                                   BACKGROUND

         A. Parent was incorporated on February 2, 1998 (the "Formation") under the laws of the State of Delaware for the purpose of acquiring certain commercial real estate information businesses; and

         B. Parent intends to undertake an initial public offering of its common stock (the "IPO") in March or April 1998 and in connection therewith intends to file a Registration Statement on Form S-1 with the Securities and Exchange Commission promptly following the execution of this Agreement; and

         C. The shareholders of RIGINC intend to contribute their shares of capital stock of RIGINC to Parent in exchange for Parent shares in connection with the IPO (the "RIGINC Contribution");

         D. The limited partners of RIGLP intend to contribute their partnership units of RIGLP to Parent in exchange for Parent shares in connection with the IPO (the "RIGLP Contribution" and, collectively with the RIGINC Contribution, the "RIG Contributions");

         E. The Stockholders are the owners of all of the issued and outstanding shares (the "Shares") of the capital stock of the Company;

         F. The Stockholders, the Company, and Parent deem it advisable and in their respective best interests that the Stockholders contribute all of their shares of capital stock of the Company to Parent in exchange for Parent shares as set forth herein (the "Jamison Contribution");

         G. The Formation, the IPO, the RIG Contributions, and the Jamison Contribution are being undertaken pursuant to an integrated transaction intended to qualify under Section 351 of the Internal Revenue Code of 1986, as amended (the "Transaction"); and

         H. Prior to, in connection with or following the Transaction, the board of directors of RIGINC intend to rename RIGINC formally as "RIG, Inc." and, immediately thereafter, the board of directors of Parent intend to rename Parent formally as "Realty Information Group, Inc.";

         NOW,   THEREFORE,   in   consideration  of  the  premises  and  of  the
representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:


                                   ARTICLE I.

                              PLAN OF CONTRIBUTION

         1.1 THE CONTRIBUTION. Upon the terms and subject to the conditions hereof, at the Closing (defined below), the Stockholders will contribute to Parent all of the Shares free and clear of all Liens (defined below) in exchange for the Consideration specified in Section 1.2. For the purposes of this Agreement, "Lien" means any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, preference, priority or other security agreement, option, warrant, attachment, right of first refusal, preemptive, conversion, put, call or other claim or right, restriction on transfer (other than restrictions imposed by federal and state securities laws), or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

         1.2      CONSIDERATION.

                  (a) For purposes of this Agreement, the "Consideration" shall be Ten Million Dollars ($10,000,000.00), as adjusted pursuant to Section 1.3. The Consideration shall be paid in shares of common stock of Parent, par value $0.01 (the "Parent Common Stock"), valued at the Share Price. The Share Price shall be either (i) the price at which the underwriters named in the registration statement on Form S-1 covering the offer and sale of shares of Parent Common Stock (the "Registration Statement") in connection with the Transaction and the IPO have agreed to purchase such shares, or (ii) if no such IPO is accomplished by May 15, 1998, such other price (or alternative pricing methodology) as the Stockholders' Representative (as defined in Section 1.5) and the Parent may have agreed to on or prior to May 25, 1998. The Parent Common Stock constituting the Consideration shall be validly issued, fully paid, non-assessable and, as of the Closing, free and clear of all Liens (other than liens specifically contemplated herein). Parent Common Stock constituting sixty-five percent (65%) of the Consideration will be registered by Parent as part of the IPO for immediate resale by the Stockholders (the "Registered Shares"), twenty-five percent (25%) of the Consideration, which shall be Consideration other than the Registered Shares, shall be restricted from sale pursuant to Section 5.9 (the "Restricted Shares") and ten percent (10%) of the Consideration, which shall be Consideration other than the Registered Shares, shall be pledged pursuant to Section 1.4 (the "Pledged Shares").

                  (b) The Consideration has been calculated based upon several factors, including the Company having a Net Worth (defined below) as of Closing (the "Actual Net Worth") no less than the Net Worth of the Company reflected on the Audited Financials, which is $(49,038) (the "Net Worth Target"). For purposes of this Agreement, "Net Worth" shall mean the total shareholders' equity (deficit) as shown on the Company's balance sheet in conformity with GAAP (defined below).

         1.3 POST-CLOSING ADJUSTMENT. The Consideration shall be subject to adjustment after the Closing Date as specified in this Section 1.3:

                  (a) Within one hundred twenty (120) days following the Closing, Parent shall cause Ernst & Young LLP (the "Parent's Independent Auditors") to audit the Company's books to determine the Net Worth of the Company as of the Closing and the accuracy of the information set forth in
Section 3.8 (the "Post-Closing Audit"). The parties acknowledge and agree that for purposes of determining the financial performance of the Company, all financial calculations shall be done, except with the prior written consent of Parent, as provided in Section 3.8. The Stockholders shall cooperate and shall use their reasonable efforts to cause the officers and employees of the Company to cooperate with Parent and Parent's Independent Auditors after the Closing Date in furnishing information, documents, evidence and other assistance to Parent's Independent Auditors to facilitate the completion of the Post-Closing Audit within the aforementioned time period. In the event that Parent's Independent Auditors determine that the Net Worth of the Company as of Closing was less than the Net Worth Target, Parent shall promptly deliver a written notice (the "Financial Adjustment Notice") to the Stockholders' Representative, as defined in Section 1.5, setting forth (i) the determination made by Parent's Independent Auditors of the Net Worth of the Company, (ii) the amount by which the Net Worth Target exceeds the Net Worth determined by the Parent's Independent Auditors (the "Proposed Consideration Adjustment") and (iii) the amount by which the number of Shares issued as Consideration would have been reduced at Closing had the Consideration been reduced at Closing by the Proposed Consideration Adjustment.

                  (b) The Stockholders' Representative shall have fifteen (15) days from the receipt of the Financial Adjustment Notice to notify Parent if the Stockholders dispute such Financial Adjustment Notice. If Parent has not received notice of such a dispute within such 15-day period, the Proposed Consideration Adjustment shall be the Final Consideration Adjustment and Parent shall be entitled to receive from the Stockholders the Final Consideration Adjustment, subject to the provisions of Section 8.7 hereof. If, however, the Stockholders' Representative has delivered notice of such a dispute to Parent within such 15-day period (which such notice shall state the Stockholders' calculation of Net Worth), then Parent's Independent Auditors shall select an independent accounting firm that has not represented any of the parties hereto within the preceding two (2) years to review the Company's books, the Financial Adjustment Notice and the notice of dispute (and related information) to determine the amount, if any, of the Final Consideration Adjustment (defined below). Such independent accounting firm shall be confirmed by the Stockholders' Representative and Parent within three (3) days of its selection, unless there is an actual conflict of interest. The independent accounting firm shall be directed to consider only those agreements, contracts, commitments or other documents (or summaries thereof) that were either (i) delivered or made available to Parent's Independent Auditors in connection with the transactions contemplated hereby, (ii) reviewed by


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



Parent's  Independent  Auditors during the course of the  Post-Closing  Audit or
(iii) supplemental information supplied by either party to the Independent Accountant. The independent accounting firm shall make its determination of the Actual Net Worth and the amount by which the Net Worth Target exceeds the Actual Net Worth determined by the independent accounting firm (the "Final Consideration Adjustment"), if any, within thirty (30) days of its selection. The determination of the independent accounting firm shall be final and binding on the parties hereto, and upon such determination, Parent shall be entitled to receive from the Stockholders the Final Consideration Adjustment, subject to the provisions of Section 8.7 hereof. The costs of the independent accounting firm shall be borne by the party (either the RIG Parties or the Stockholders as a group) whose determination of the Net Worth as of the Closing was further from the determination of the Actual Net Worth by the independent accounting firm, or equally by the RIG Parties and the Stockholders in the event that the determination by the independent accounting firm is equidistant between the determination of the Net Worth by the RIG Parties on one hand, and the Stockholders' calculation of Net Worth, on the other.

         1.4      PLEDGED ASSETS.

                  (a) As collateral security for the payment of any post-Closing adjustment to the Final Consideration Adjustment under Section 1.3, or any indemnification obligations of the Stockholders pursuant to Article VIII, the Stockholders shall, and by execution hereof do hereby, transfer, pledge and assign to Parent, for the benefit of Parent, a security interest in the following assets (the "Pledged Assets"):

                           (i)  each   Stockholder's   Pledged  Shares  and  the
certificates and instruments, if any, representing or evidencing each such Stockholder's Pledged Assets;

                           (ii)  all  securities  hereafter  delivered  to  such
Stockholder with respect to or in substitution for such Stockholder's Pledged Shares, all certificates and instruments representing or evidencing such securities, and all non-cash dividends and other property (other than cash dividends) at any time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and in the event any Stockholder receives any such property, such Stockholder shall hold such property in trust for Parent and shall immediately deliver such property to Parent to be held hereunder as Pledged Assets; and

                           (iii) all  non-cash  proceeds of all of the foregoing
property  and  all  rights,  titles,   interests,   privileges  and  preferences
appertaining or incident to the foregoing property.

                  (b) Each certificate, if any, evidencing a Stockholder's Pledged Assets issued in his or her name in the transactions contemplated hereby, shall be delivered to Parent directly by the transfer agent, such certificate bearing no restrictive or cautionary legend other than those provided for by this Agreement or imprinted by the transfer agent at Parent's request. Each Stockholder shall, at the Closing, deliver to Parent, for each such certificate, a stock power duly signed in blank by him or her.


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




                  (c) The Stockholders shall be entitled to retain cash proceeds from, and exercise any voting powers incident to, the Pledged Assets that are not applied to satisfy any Final Consideration Adjustment pursuant to Section
1.3 or any indemnification obligation of the Stockholders pursuant to Article VIII.

                  (d) The Pledged Assets shall be available to satisfy any Final Consideration Adjustment pursuant to Section 1.3 and any indemnification obligations of the Stockholders pursuant to Article VIII until the date that is one (1) year after the Closing (the "Release Date"). On the Release Date or the first business day thereafter, Parent shall return or cause to be returned to the Stockholders the Pledged Assets, less Pledged Assets having an aggregate value equal to the amount of (i) any pending claim for a post-Closing adjustment to the Consideration under Section 1.3 or any settled or finally-determined claim for a post-Closing adjustment to the Consideration under Section 1.3, and
(ii) any pending claim for indemnification made by any Parent Indemnified Party (as defined in Article VIII), or any settled or finally-determined claim for indemnification made by any Parent Indemnified Party (as defined in Article
VIII), which such Pledged Assets shall be transferred to Parent. For purposes of clause (i) of the preceding sentence, the Parent Common Stock held as Pledged Assets shall be valued at the Share Price; and for purposes of clause (ii) of the preceding sentence, the Parent Common Stock held as Pledged Assets shall be valued at the average Closing Price of Parent Common Stock on the twenty (20) trading days immediately preceding the date of settlement or final determination of such claim. "Closing Price" on any trading day shall mean the closing sale price of Parent Common Stock on NASDAQ (or such other principal quotation system or national securities exchange on which the Parent Common Stock is admitted to trading or quoted or listed) or, if not admitted to trading or quoted or listed on any quotation system or national securities exchange, the average of the closing bid and asked prices of the Parent Common Stock on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or if not so available in such manner, as reasonably determined by an independent accounting firm designated by the parties that has not represented any of the parties hereto, their affiliates, successors or assigns at any time during the two-year period immediately preceding the day in question.

         1.5      STOCKHOLDERS' REPRESENTATIVE.

                  (a) Each holder of Company Common Stock, by signing this Agreement, designates Leslie Lees Jamison, or, in the event that Leslie Lees Jamison is unable or unwilling to serve, Henry D. Jamison, IV to be the Stockholders' Representative for purposes of this Agreement. The Stockholders shall be bound by any and all actions taken by the Stockholders' Representative on their behalf.

                  (b) Parent shall be entitled to rely upon any communication or writings given or executed by the Stockholders' Representative. All notices to be sent to Stockholders pursuant to this Agreement may be addressed to the Stockholders' Representative and any notice so sent shall be deemed notice to all of the Stockholders hereunder. The Stockholders hereby consent and agree that the Stockholders' Representative is authorized to accept notice on behalf of the Stockholders pursuant hereto.

                  (c) The Stockholders' Representative is hereby appointed and constituted the true and lawful attorney-in-fact of each Stockholder, with full power in his or her name and on his or her behalf to act according to the terms of this Agreement in the absolute discretion of the Stockholders' Representative; and in general to do all things and to perform all acts including, without limitation, executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable in connection with this Agreement. This power of attorney and all authority hereby conferred is granted subject to the interest of the other Stockholders hereunder and in consideration of the mutual covenants and agreements made herein, and shall be irrevocable and shall not be terminated by any act of any Stockholder, by operation of law, whether by such Stockholder's death or any other event.

         1.6 ACCOUNTING TERMS. Except as otherwise expressly provided herein or in the Schedules, all accounting terms used in this Agreement shall be interpreted, and all financial statements, Schedules, certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles ("GAAP") consistently applied.


                                  ARTICLE II.

                                    CLOSING

         2.1 LOCATION AND DATE. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Wilmer, Cutler & Pickering on the date that the IPO is scheduled to close, providing that all conditions to Closing shall have been satisfied or waived, or at such other time and date as Parent, the Company and the Stockholders may mutually agree, which date shall be no later than May 25, 1998 and shall be referred to as the "Closing Date."

         2.2 DELIVERIES. The Stockholders shall deliver to Parent the following at the Closing: (a) stock certificates representing (i) the Shares, accompanied by stock powers duly executed in blank or duly executed instruments of transfer, in each case with signatures guaranteed by a national bank or member firm of the New York Stock Exchange, and with all necessary stock transfer and other documentary stamps attached, and any other documents that are necessary to transfer to Parent good and marketable title to the Shares free and clear of all Liens, and (ii) all the issued and then outstanding shares of capital stock of the Company's subsidiaries, if any, free and clear of all Liens; (b) resignations as directors of such directors of the Company (other than Henry D. Jamison, IV) as Parent may request prior to the Closing Date; and (c) all other documents, certificates, instruments or writings required to be delivered by the Stockholders or the Company at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith. Against delivery of the Shares, Parent shall deliver to the Stockholders at the Closing the Consideration free and clear of all

Liens (other than Liens specifically contemplated herein) and all documents, certificates, instruments or writings required to be delivered by Parent at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

                                  ARTICLE III.

                     REPRESENTATIONS AND WARRANTIES OF THE
                          COMPANY AND THE STOCKHOLDERS

         To induce Parent to enter into this Agreement and consummate the transactions contemplated hereby, each of the Company and the Stockholders, jointly and severally, represents and warrants to Parent as follows (for purposes of this Agreement, the phrases "knowledge of the Stockholders" or the "Stockholders' knowledge," or words of similar import, mean the knowledge of Henry D. Jamison, IV and Leslie Lees Jamison, including facts of which either, in the reasonably prudent exercise of his or her duties as an officer, director and/or stockholder of the Company, should be aware):

         3.1      DUE ORGANIZATION.

                  (a) The Company is a corporation duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to own, operate and lease its properties and to carry on its business in the places and in the manner as now conducted. Schedule 3.l(a) hereto contains a list of all jurisdictions in which the Company is authorized or qualified to do business. The Company is in good standing as a foreign corporation in each jurisdiction in which it does business.

                  (b) The Company has delivered to Parent true, complete and correct copies of the Articles of Incorporation and Bylaws of the Company. Such Articles of Incorporation and Bylaws are collectively referred to as the "Company Charter Documents." The Company is not in violation of any Company Charter Document. The minute books of the Company have been made available to Parent (and at Closing shall be delivered, along with the Company's original stock ledger and corporate seal, to Parent) and are correct and, except as set forth in Schedule 3.1(b), complete in all material respects.

                  (c) Schedule 3.1(c) contains a complete and accurate list of the directors and officers of the Company.

         3.2 AUTHORIZATION; VALIDITY. The Company has all requisite corporate power and authority to enter into and perform its obligations pursuant to the terms of this Agreement. The Company has the full legal right, corporate power and authority to enter into this Agreement and the transactions contemplated hereby. Each Stockholder has the full legal right and authority to enter into this Agreement and perform the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the performance by the Company of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of the Company and the Stockholders and this Agreement has been duly and validly authorized by all necessary corporate action. This Agreement is a legal, valid and binding obligation of the Company and each Stockholder, enforceable in accordance with its terms.

         3.3 NO CONFLICTS. Except as set forth on Schedule 3.3, the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof will not:

                  (a) conflict with, or result in a breach or violation of, any of the Company Charter Documents;

                  (b) conflict with, or result in a default (or would constitute a default but for any requirement of notice or lapse of time or both) under, any document, agreement or other instrument to which the Company or any Stockholder is a party or by which the Company or any Stockholder is bound, or result in the creation or imposition of any lien, charge or encumbrance on any of the Company's properties pursuant to (i) any law or regulation to which the Company or any Stockholder or any of their respective property is subject, or (ii) any judgment, order or decree to which the Company or any Stockholder is bound or any of their respective property is subject;

                  (c) result in termination or any impairment of any permit, license, franchise, contractual right or other authorization of the Company; or

                  (d) violate any law, order, judgment, rule, regulation, decree or ordinance to which the Company or any Stockholder is subject or by which the Company or any Stockholder is bound.

         3.4 CAPITAL STOCK OF THE COMPANY. The authorized capital stock of the Company consists of 500,000 shares of common stock, $0.10 par value, of which 9,000 shares are issued and outstanding and no shares of preferred stock. All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record and beneficially by the Stockholders in the amounts set forth in
Schedule 3.4 free and clear of all Liens. All of the issued and outstanding shares of the capital stock of the Company were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of such shares was issued in violation of any preemptive rights. There are no voting agreements or voting trusts with respect to any of the outstanding shares of the capital stock of the Company.

         3.5 TRANSACTIONS IN CAPITAL STOCK; ACCOUNTING TREATMENT. Except as set forth on Schedule 3.5, no option, warrant, call, subscription right, conversion right or other contract or commitment of any kind exists of any character, written or oral, which may obligate the Company to issue, sell or otherwise become outstanding any shares of capital stock. The Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. As a result of the Jamison Contribution, Parent will be the record and beneficial owner of all outstanding capital stock of the Company and rights to acquire capital stock of the Company.

         3.6      SUBSIDIARIES STOCK

                  (a) Except as set forth on Schedule 3.6(a), the Company has no subsidiaries.

                  (b) Except as set forth on Schedule 3.6(b), the Company does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, nor is the Company, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity.

         3.7 COMPLETE COPIES OF MATERIALS. The Company has delivered to Parent true and complete copies of each agreement, contract, commitment or other document (or summaries thereof) that is referred to in the Schedules or that has been requested by Parent, except for certain contracts for which representative samples only have been provided to Parent.

         3.8      COMPANY FINANCIAL CONDITIONS.

                  (a) The Net Worth (deficit) of the Company as of December 31, 1997 is not less than the Net Worth Target.

                  (b) The Company's revenues for the fiscal year ended December 31, 1997 were not less than $3,600,000.

                  (c) The Company's earnings before interest and taxes for the fiscal year ended December 31, 1997 were not less than $20,000.

                  (d) The Company's Working Capital (Deficit) as of December 31, 1997 is not less than $(327,000).

                  (e) The sum of the Company's total outstanding long-term and short-term indebtedness to banks, the Stockholders, and other financial institutions and creditors as of December 31, 1997 (in each case including the current portions of such indebtedness, but excluding trade payables and other ordinary course accounts payable) is no greater than $178,000.

                  (f) The parties acknowledge and agree that for purposes of determining the amounts in Sections 1.3 and 3.8: (i) the amount of any material decrease or increase in intangible assets (including without limitation goodwill, franchises and intellectual property) accounted for after the end of Company's most recent fiscal year preceding the date hereof, shall be excluded, and (ii) the effect of changes to GAAP on or after January 1, 1998 shall also be excluded.

         3.9 FINANCIAL STATEMENTS. Schedule 3.9 includes true, complete and correct copies of the Company's audited balance sheet as of December 31, 1997 (the end of its most recent completed fiscal year (the "Balance Sheet Date")), and income statement for the year ended December 31, 1997 (collectively, the "Audited Financials"). As noted on the auditors' report accompanying the Audited Financials, the Audited Financials have been prepared in accordance with GAAP consistently applied. The balance sheet included in the Audited Financials presents fairly the financial condition of the Company as of the date indicated thereon, and the income statement included in the Audited Financials presents fairly the results of its operations for the periods indicated thereon. Since the dates of the Audited Financials, there have been no material changes in the Company's accounting policies other than as requested by Parent to conform the Company's accounting policies to GAAP.

         3.10     LIABILITIES AND OBLIGATIONS.

                  (a) To the Stockholders' knowledge, the Company is not liable for or subject to any liabilities except for:

                           (i)  those  liabilities   reflected  on  the  Audited
Financials and Schedule 3.10(a) and not previously paid or discharged;

                           (ii) those liabilities arising in the ordinary course
of its business consistent with past practice under any contract, commitment or agreement specifically disclosed on any Schedule to this Agreement or not required to be disclosed thereon because of the term or amount involved or otherwise; and

                           (iii) those  liabilities  incurred  since the Balance
Sheet Date in the ordinary
course of business consistent with past practice, which liabilities are not, individually or in the aggregate, material.

                  (b) Where so requested by Parent, the Company has delivered to Parent, in the case of those liabilities which are not fixed or are contested, a reasonable estimate of the maximum amount which may be payable.

                  (c) Schedule 3.10(c) includes a summary description of all plans or projects presently in effect or contemplated by the Stockholders involving the opening of new operations, expansion of any existing operations or the acquisition of any real property or existing business, to which management of the Company has made any material expenditure in the two-year period prior to the date of this Agreement, which if pursued by the Company would require additional material expenditures of capital.

                  (d) For purposes of this Section 3.10, the term "liabilities" shall include without limitation any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent, mature, unmature or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

         3.11 BOOKS AND RECORDS. The Company has made and kept books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company (except for omissions that are not, individually or in aggregate, material). The Company has not engaged in any transaction, maintained any bank account, or used any corporate funds except for transactions, bank accounts, and funds which have been and are reflected in its normally maintained books and records.

         3.12 BANK ACCOUNTS; POWERS OF ATTORNEY. Schedule 3.12 sets forth a complete and accurate list as of the date of this Agreement, of:

                  (a) the name of each financial institution in which the Company has any account or safe deposit box;

                  (b) the names in which the accounts or boxes are held;

                  (c) the type of account;

                  (d) the name of each person authorized to draw thereon or have access thereto; and

                  (e) the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company and a description of the terms of such power.

         3.13 ACCOUNTS AND NOTES RECEIVABLE. Schedule 3.13 sets forth a complete and accurate list, as of a date not more than forty-five (45) days prior to the date hereof, of the accounts and notes receivable of the Company (including without limitation receivables from and advances to employees and the Stockholders), which includes an aging of all accounts and notes receivable showing amounts due in 30-day aging categories (collectively, the "Accounts Receivable"). All Accounts Receivable represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Subject to reserves shown on the Company's books and records (which reserves are adequate and calculated consistent with past practice) each of the Accounts Receivable is expected to be collected in full, without any set-off, within one hundred twenty (120) days after the day on which it first became due and payable. Except as set forth on Schedule 3.13, there is no material contest, claim, or right of set-off, other than rebates and returns in the ordinary course of business, under any contract with any obligor of a material Account Receivable relating to the amount or validity of such Account Receivable.

         3.14 PERMITS. To the Stockholders' knowledge, the Company owns or holds all licenses, franchises, permits and other governmental authorizations, including without limitation permits, titles (including without limitation motor vehicle titles and current registrations), fuel permits, licenses and franchises necessary for the continued operation of its business as it is currently being conducted (the "Company Permits"). To the Stockholders' knowledge, the Company Permits are valid, and the Company has not received any notice that any governmental authority intends to modify, cancel, terminate or fail to renew any Company Permit. No present or former officer, manager, member or employee of the Company or any affiliate thereof, or any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any Company Permits. To the Stockholders' knowledge, the Company has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the Company Permits and other applicable orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing, and the transactions contemplated by this Agreement will not result in a default under, or a breach or violation of, or adversely affect the rights and benefits afforded to the Company, by any Company Permit.

         3.15     REAL PROPERTY.

                  (a) For purposes of this Agreement, "Real Property" means all interests in real property including, without limitation, fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access, and rights of way, and all buildings and other improvements thereon, owned or used by the Company, together with any additions thereto or replacements thereof.

                  (b) Schedule 3.15(b) contains a complete and accurate description of all Real Property (including street address, legal description (where known), owner, and Company's use thereof) and, to the Stockholder's knowledge, any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, covenants, easements, restrictions, encroachments, leases, or encumbrances of any nature thereon ("Encumbrances"). The Company does not now own, nor has it ever owned, Real Property. The Real Property listed on
Schedule 3.15 includes all interests in real property necessary to conduct the business and operations of the Company.

                  (c) All oral or written leases, subleases, licenses, concession agreements or other use or occupancy agreements pursuant to which the Company leases from any other party any real property, including all material amendments, renewals, extensions, modifications or supplements to any of the foregoing or substitutions for any of the foregoing (collectively, the "Leases") are valid and in full force and effect. The Company has provided Parent with true and complete copies of all of the Leases, all amendments, renewals, extensions, modifications or supplements thereto, and all material correspondence received or sent by the Company related thereto, including all correspondence pursuant to which any party to any of the Leases declared a default thereunder or provided notice of the exercise of any operation granted to such party under such Lease. The Leases and the Company's interests thereunder are free of all Liens. Except as set forth on Schedule 3.15(c), none of the Leases requires the consent or approval of any party thereto in connection with the consummation of the transactions contemplated hereby.

         3.16     PERSONAL PROPERTY.

                  (a) Schedule 3.16(a) sets forth a complete and accurate list of all personal property included on the Audited Financials and all other personal property owned or leased by the Company with a current book value in excess of $2,500 both (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date, including in each case true, complete and correct copies of leases for material equipment and an indication as to which assets are currently owned, or were formerly owned, by any Stockholder or business or personal affiliates of any Stockholder or of the Company.

                  (b) The Company currently owns or leases all personal property necessary to conduct the business and operations of the Company as they are currently being conducted.

                  (c) To the Stockholders' knowledge, all of the property listed on Schedule 3.16(a) is in good working order and condition, ordinary wear and tear excepted. All leases set forth on Schedule 3.16(a) are in full force and effect and constitute valid and binding agreements of the Company. The Company is not in material breach of any of the leases set forth on Schedule 3.16(a). All fixed assets used by the Company that are material to the operation of its business are either owned by the Company or leased under an agreement listed on
Schedule 3.16(a).

         3.17     INTELLECTUAL PROPERTY.

                  (a) The Company is the true and lawful owner of, or is licensed or otherwise possesses legally enforceable rights to use, the registered and unregistered Marks listed on Schedule 3.17(a). Such schedule lists (i) all of the Marks registered in the United States Patent and Trademark Office ("PTO") or the equivalent thereof in any state of the United States or in any foreign country by the Company or any affiliate thereof, and (ii) all of the unregistered Marks, that the Company now owns or uses in connection with its business (collectively, the "Company Marks"). Except with respect to those Marks shown as licensed on Schedule 3.17(a), the Company owns all of the registered and unregistered trademarks, service marks, and trade names that it uses. The Marks listed on Schedule 3.17(a) will not cease to be valid rights of the Company by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. For purposes of this Section 3.17 and Section 4.8, the term "Marks" shall mean all right, title and interest in and to any United States or foreign trademarks, service marks and trade names now held by a party hereto, including any registration or application for registration of any trademarks and services marks in the PTO or the equivalent thereof in any state of the United States or in any foreign country, as well as any unregistered marks used by a party hereto, and any trade dress (including logos, designs, company names, business names, fictitious names and other business identifiers) used by a party hereto in the United States or any foreign country.

                  (b) The Company is the true and lawful owner of, or is licensed or otherwise possesses legally enforceable rights to use, all rights in the Patents listed on Schedule 3.17(b)(i) (the "Company Patents") and in the Copyright registrations listed on Schedule 3.17(b)(ii) (the "Company

Copyrights"). Such Patents and Copyrights constitute all of the Company Patents and Company Copyrights that the Company now owns or is licensed to use. The Company owns or is licensed to practice under all Company Patents and Company Copyrights that the Company now owns or uses in connection with its business. For purposes of this Section 3.17 and Section 4.8, the term "Patent" shall mean any United States or foreign patent to which a party hereto has title as of the date of this Agreement, as well as any application for a United States or foreign patent made by a party hereto; the term "Copyright" shall mean any United States or foreign copyright owned by a party hereto as of the date of this Agreement, including any registration of copyrights, in the United States Copyright Office or the equivalent thereof in any foreign county, as well as any application for a United States or foreign copyright registration made by a party hereto.

                  (c) The Company is the true and lawful owner of, or is licensed or otherwise possesses legally enforceable rights to use, all rights in the trade secrets, franchises, or similar rights (collectively, "Company Other Rights") listed on Schedule 3.17(c). Those Company Other Rights constitute all of the Company Other Rights that the Company now owns or is licensed to use. The Company owns or is licensed to practice under all trade secrets, franchises or similar rights that it owns, uses or practices under.

                  (d) For purposes of this Section 3.17, the Company Marks, Company Patents, Company Copyrights, and Company Other Rights are referred to collectively herein as the "Company Intellectual Property." The Company Intellectual Property owned by the Company is referred to herein collectively as the "Company Owned Intellectual Property." All other Company Intellectual Property used by the Company is referred to herein collectively as the "Company Third Party Intellectual Property." Except as indicated on Schedule 3.17(d), the Company has no obligations to compensate any person for the use of any Company Intellectual Property. Except as indicated on Schedule 3.17(d) or except in the ordinary course of business, the Company has not granted to any person any license, option or other rights to use in any manner any Company Intellectual Property, whether requiring the payment of royalties or not.

                  (e) The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any Company Third Party Intellectual Property license, sublicense or agreement described in Schedule 3.17. No claims with respect to the Company Owned Intellectual Property or Company Third Party Intellectual Property are currently pending or, to the knowledge of the Stockholders are threatened by any person, nor, to the Stockholder's knowledge, do any grounds for any claims exist: (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company infringes on any copyright, patent, trademark, service mark or trade secret; (ii) against the use by the Company of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted by the Company; (iii) challenging the ownership, validity or effectiveness of any of the Company Owned Intellectual Property or other trade secret material to the Company; or (iv) challenging the Company's license or legally enforceable right to use of the Company Third Party Intellectual Property. To the Stockholders' knowledge, there is no unauthorized use, infringement or misappropriation of any of the Company Owned Intellectual Property by any third party. Except as set forth in Schedule 3.17(e), neither the Company nor any of its subsidiaries (x) has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim or infringement of trade secrets, any patents, trademarks, service marks, or copyrights and which has not been finally terminated or been informed or notified by any third party that the Company may be engaged in such infringement or (y) has knowledge of any infringement liability with respect to, or infringement by, the Company or any of its subsidiaries of any trade secret, patent, trademark, service mark, or copyright of another.

         3.18     SIGNIFICANT CUSTOMERS; MATERIAL CONTRACTS AND COMMITMENTS.

                  (a) To the Stockholders' knowledge, Schedule 3.18(a) contains a complete and accurate list of all contracts, commitments, leases, instruments, agreements, licenses or permits, written or oral, to which the Company is a party or by which it or its properties are bound (including without limitation joint venture or partnership agreements, contracts with any labor organizations, employment agreements, consulting agreements, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements) (i) to which the Company and any affiliate of the Company or any officer, director or stockholder of the Company are parties ("Related Party Agreements"); (ii) that may give rise to obligations or liabilities exceeding, during the current term thereof, $5,000, or (iii) that may generate revenues or income exceeding, during the current term thereof, $5,000 (collectively with the Related Party Agreements, the "Material Contracts"). The Company has delivered to Parent true, complete and correct copies of the Material Contracts, except for certain contracts for which representative samples only have been provided to Parent.

                  (b) Except to the extent set forth on Schedule 3.18(b),to the Stockholders' knowledge, (i) none of the Company's customers has canceled or substantially reduced or, to the knowledge of the Stockholders, is currently attempting or threatening to cancel or substantially reduce, any purchases from the Company, (ii) none of the Company's suppliers has canceled or substantially reduced or, to the knowledge of the Stockholders, is currently attempting to cancel or substantially reduce, the supply of products or services to the Company, (iii) the Company has complied with all of its commitments and obligations and is not in default under any of the Material Contracts, and no notice of default has been received with respect to any thereof, and (iv) other than the Related Party Agreements, there are no Material Contracts that were not negotiated at arm's length. The Company has not received any material customer complaints concerning its products and/or services, nor has it had any of its products returned by a purchaser thereof except for normal warranty returns consistent with past history and those returns that would not result in a reversal of any material revenue.

                  (c) To the Stockholders' knowledge, each Material Contract, except those terminated pursuant to Section 5.6, is valid and binding on the Company and is in full force and effect and is not subject to any default thereunder by any party obligated to the Company pursuant thereto. The Company will obtain prior to the Closing Date all necessary consents, waivers and approvals of parties to any Material Contracts that are required in connection with any of the transactions contemplated hereby, or are required by any governmental agency or other third party in order that any such Material Contract remain in effect without modification after the transactions contemplated hereby and without giving rise to any right to termination, cancellation or acceleration or loss of any right or benefit ("Third Party Consents"). All Third Party Consents are listed on Schedule 3.18(c).

                  (d) The outstanding balance on all loans or credit agreements either (i) between the Company and any person in which any of the Stockholders owns a material interest, or (ii) guaranteed by the Company for the benefit of any Person in which any of the Stockholders owns a material interest, are set forth in Schedule 3.18(d).

         3.19 PREDECESSOR STATUS; ETC. Schedule 3.19 sets forth a listing of all legal names, trade names, fictitious names or other names (including, without limitation, any names of divisions or operations) of the Company and all of its predecessor companies during the five-year period immediately preceding the date hereof, including without limitation the names of any entities from whom the Company has acquired material assets. During the five-year period immediately preceding the date hereof, the Company has operated only under the names set forth on Schedule 3.19 in the jurisdiction or jurisdictions set forth on
Schedule 3.19 and has not been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

         3.20 INSURANCE. Schedule 3.20 sets forth a complete and accurate list, as of the Balance Sheet Date, of all insurance policies carried by the Company and all insurance loss runs or workmen's compensation claims received for the past two (2) policy years. The Company has delivered to Parent true, complete and correct copies of all current insurance policies, all of which are in full force and effect. All premiums payable under all such policies have been paid and the Company is otherwise in full compliance with the terms of such policies. Such policies of insurance are of the type and in amounts customarily carried by persons conducting businesses similar to that of the Company. To the knowledge of the Stockholders, there have been no threatened terminations of, or material premium increases with respect to, any of such policies.

         3.21     ENVIRONMENTAL MATTERS.

                  (a) Hazardous Material. To the Stockholders' knowledge, other than as set forth on Schedule 3.21(a), no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state, local or other applicable law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies properly and safely maintained (a "Hazardous Material"), are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased. Schedule 3.21(a) identifies, to the knowledge of the Stockholders, all underground and aboveground storage tanks, and the capacity, age, and contents of such tanks, located on Real Property owned or leased by the Company.

                  (b) Hazardous Materials Activities. The Company has not transported, stored, used, manufactured, disposed of or released, or exposed its employees or others to, Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "Company Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

                  (c) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of the Stockholders, threatened concerning any Hazardous Material or any Company Hazardous Materials Activity. There are no past or present actions, activities, circumstances, conditions, events, or incidents that could involve the Company (or any person or entity whose liability the Company has retained or assumed, either by contract or operation of law) in any environmental litigation, or impose upon the Company (or any person or entity whose liability the Company has retained or assumed, either by contract or operation of law) any environmental liability including, without limitation, common law tort liability.

         3.22 LABOR AND EMPLOYMENT MATTERS. With respect to employees of and service providers to the Company:

                  (a) the Company is and has been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice;

                  (b) there is not now, nor within the past three (3) years has there been, any unfair labor practice complaint against the Company pending or, to the Stockholders' knowledge, threatened, before the National Labor Relations Board or any other comparable authority;

                  (c) there is not now, nor within the past three (3) years has there been, any labor strike, slowdown or stoppage actually pending or, to the Stockholders' knowledge, threatened, against or directly affecting the Company;

                  (d) to the Stockholders' knowledge, no labor representation organization effort exists nor has there been any such activity within the past three (3) years;

                  (e) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and, to the Stockholder's knowledge, no claims therefor exist or have been threatened;

                  (f) the employees of the Company are not and have never been represented by any labor union, and no collective bargaining agreement is binding and in force against the Company or currently being negotiated by the Company; and

                  (g) the Company and the Stockholders have a reasonable basis for believing that all persons classified by the Company as independent contractors do satisfy and have satisfied the requirements of law to be so classified, and the Company has fully and accurately reported their compensation on IRS Forms 1099 when required to do so.

         3.23     EMPLOYEE BENEFIT PLANS.

                  (a)      Definitions.

                           (i)   "Benefit   Arrangement"   means   any   benefit
arrangement, obligation, custom, or practice, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, agents, or independent contractors, other than any obligation, arrangement, custom or practice that is an Employee Benefit Plan, including, without limitation, employment agreements, severance agreements, executive compensation arrangements, incentive programs or arrangements, sick leave, vacation pay, severance pay policies, plant closing benefits, salary continuation for disability, consulting, or other compensation arrangements, workers' compensation, retirement, deferred compensation, bonus, stock option or purchase, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, any plans subject to Section 125 of the Code, and any plans providing benefits or payments in the event of a change of control, change in ownership, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees, directors, or agents.

                           (ii) "Company Benefit  Arrangement" means any Benefit
Arrangement sponsored or maintained by the Company or with respect to which the Company has or may have any liability (whether actual, contingent, with respect to any of its assets or otherwise) as of the Closing Date, in each case with respect to any present or former directors, employees, or agents of the Company.

                           (iii) "Company  Plan" means,  as of the Closing Date,
any Employee Benefit Plan for which the Company is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA) or any Employee Benefit Plan maintained by the Company or to which the Company is obligated to make payments, in each case with respect to any present or former employees of the Company.

                           (iv) "Employee Benefit Plan" has the meaning given in
Section 3(3) of ERISA.

                           (v)  "ERISA"  means the  Employee  Retirement  Income
Security Act of 1974, as amended, and all regulations and rules issued thereunder, or any successor law.

                           (vi)  "ERISA   Affiliate"   means  any  person  that,
together with the Company, would be or was at any time treated as a single employer under Section 414 of the Code or Section 4001 of ERISA and any general partnership of which the Company is or has been a general partner.

                  (b) Schedule 3.23(b) contains a complete and accurate list of all Company Benefit Arrangements. The Company does not now maintain, nor has it ever maintained, any Company Plan.

                  (c) Schedule 3.23(c) hereto contains the most recent quarterly listing of workers' compensation claims and a schedule of workers' compensation claims of the Company for the last three (3) fiscal years.

                  (d) Schedule 3.23(d) hereto sets forth an accurate list, as of the date hereof, of all employees of the Company who earned in 1997, or are likely to earn in 1998, more than $75,000, all officers and all directors, and lists all employment agreements with such employees, officers and directors and the rate of compensation (and the portions thereof attributable to salary, bonus, and other compensation respectively) of each such person as of (a) the Balance Sheet Date and (b) the date hereof.

         3.24     TAXES.

                  (a) (i) Except as set forth on Schedule 3.24, the Company has timely filed all Tax Returns due on or before the date hereof, and all such Tax Returns are true, correct, and complete in all respects.

                           (ii)  Except  as set  forth  on  Schedule  3.24,  the
Company has paid in full on a timely basis all Taxes owed by it, whether or not shown on any Tax Return.

                           (iii)  The  amount  of the  Company's  liability  for
unpaid Taxes as of the Balance Sheet Date did not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) included in the amounts shown on the balance sheet comprising the Audited Financials, and the amount of the Company's liability for unpaid Taxes for all periods or portions thereof ending on or before the Closing Date will not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the books and records of the Company on the Closing Date.

                           (iv) Except as set forth on Schedule 3.24,  there are
no ongoing examinations or claims against the Company for Taxes, and no notice of any audit, examination, or claim for Taxes, whether pending or threatened, has been received.

                           (v) The Company has a taxable  year ended on December
31, in each year commencing 1984.

                           (vi) The Company  currently  utilizes the cash method
of accounting for income Tax purposes and such method of accounting has not changed in the past 13 years. The Company has not agreed to, and is not and will not be required to, make any adjustments under Code Section 481(a) as a result of a change in accounting methods.

                           (vii) The Company has  withheld  and paid over to the
proper governmental
authorities all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor, or other third party.

                           (viii)  Copies  of  (A)  any  Tax  examinations,  (B)
extensions of statutory
limitations for the collection or assessment of Taxes and (C) the Tax Returns of the Company for the last fiscal year have been delivered to Parent.

                           (ix) There are (and as of  immediately  following the
Closing there will be) no Liens on the assets of the Company relating to or attributable to Taxes.

                           (x) To the Stockholder's knowledge, there is no basis
for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or otherwise have an adverse effect on the Company or its business.

                           (xi) None of the Company's assets are treated as "tax
exempt use property" within the meaning of Section 168(h) of the Code.

                           (xii) There are no  contracts,  agreements,  plans or
arrangements, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount (or portion thereof) that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code.

                           (xiii)  The   Company   has  not  filed  any  consent
agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                           (xiv)  The  Company  is not,  and has not been at any
time, a party to a tax sharing, tax indemnity or tax allocation agreement, and the Company has not assumed the tax liability of any other person under contract.

                           (xv)  The  Company  is not,  and has not  been at any
time, a "United States real property holding  corporation" within the meaning of
Section 897(c)(2) of the Code.

                           (xvi)  The  Company's  tax  basis in its  assets  for
purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

                           (xvii)  The  Company  has  not  been a  member  of an
affiliated group filing a consolidated federal income Tax Return and does not have any liability for the Taxes of another person under Treas. Reg. ss.
1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

                  (b)      The Company has always been a C corporation.

                  (c)      For purposes of this Agreement:

                           (i) the term "Tax"  shall  include any tax or similar
governmental charge, impost or levy (including without limitation income taxes, franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes or windfall profit taxes) together with any related penalties, fines, additions to tax or interest imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof; and

                           (ii) the term  "Tax  Return"  shall  mean any  return
(including any information return), report, statement, schedule, notice, form, estimate, or declaration of estimated tax relating to or required to be filed with any governmental authority in connection with the determination, assessment, collection or payment of any Tax.

         3.25     CONFORMITY WITH LAW; LITIGATION.

                  (a) To the Stockholders' knowledge, the Company has not violated any law or regulation or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it.

                  (b) Except as set forth on Schedule 3.24, there are no claims, actions, suits or proceedings, pending or, to the knowledge of the Stockholders, threatened against or affecting the Company at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received.

There are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against the Company or against any of its properties or business.

         3.26 ABSENCE OF CLAIMS AGAINST COMPANY. No Stockholder has any claims against the Company.

         3.27 ABSENCE OF CHANGES. Since the Balance Sheet Date, the Company has conducted its business in the ordinary course and, except as contemplated herein (including, without limitation, as contemplated in Section 7.8) or as set forth on Schedule 3.27, there has not been:

                  (a) any change, by itself or together with other changes, that has affected adversely, or is likely to affect adversely, the business, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of the Company;

                  (b) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties or business of the Company;

                  (c) any change in the authorized capital of the Company or in its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

                  (d) any declaration or payment of any dividend or distribution in respect of the capital stock, or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company;

                  (e) any increase in the compensation, bonus, sales commissions or fee arrangements payable or to become payable by the Company to any of its officers directors, Stockholders, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice, nor has the Company entered into or amended any Company Benefit Arrangement, Company Plan, employment, severance or other agreement relating to compensation or fringe benefits;

                  (f) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, materially adversely affecting the business or future prospects of the Company;

                  (g) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of the Company to any person, including without limitation the Stockholders and their affiliates;

                  (h) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company, including without limitation any indebtedness or obligation of the

Stockholders and their affiliates, provided that the Company may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

                  (i) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

                  (j) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of business of the Company;

                  (k) any waiver of any material rights or claims of the Company;

                  (l) any breach, amendment or termination of any material contract, agreement, license, permit or other right to which the Company is a party (x) by the Company or (y) to the knowledge of the Stockholders, by any other party;

                  (m) any transaction by the Company outside the ordinary course of business;

                  (n) any capital commitment by the Company, either individually or in the aggregate, exceeding $25,000;

                  (o) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or the revaluation by the Company of any of its assets;

                  (p) any creation or assumption by the Company of any mortgage, pledge, security interest or lien or other encumbrance on any asset (other than liens arising under existing lease financing arrangements which are not material and liens for Taxes not yet due and payable);

                  (q) any entry into, amendment of, relinquishment, termination or non- renewal by the Company of any contract, lease transaction, commitment or other right or obligation requiring aggregate payments by the Company in excess of $25,000;

                  (r) any loan by the Company to any person or entity, incurring by the Company, of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others;

                  (s) the commencement or notice or, to the knowledge of the Stockholders, threat of commencement, of any lawsuit or proceeding against, or investigation of, the Company or any of its affairs;

                  (t) any introduction of any promotional offer, including, without limitation, discounted and free products or services or reduction of standard pricing levels for the Company's goods or services with pricing that is less than 20% below the average pricing for comparable clients; or

                  (u) negotiation or agreement by the Company or any officer or employee thereof to do any of the things described in the preceding clauses (a) through (t) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

         3.28 DISCLOSURE. All written agreements, lists, schedules, instruments, exhibits, documents, certificates, reports, statements and other writings furnished to Parent pursuant hereto or in connection with this Agreement or the transactions contemplated hereby, are and will be complete and accurate in all material respects. No representation or warranty by the Stockholders or the Company contained in this Agreement, in the Schedules attached hereto or in any certificate furnished or to be furnished by the Stockholders or the Company to Parent in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make any statement contained herein or therein not misleading. There is no fact known to any Stockholder that has specific application to such Stockholder or the Company (other than general economic or industry conditions) and that materially adversely affects or, as far as such Stockholder can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement or any Schedule hereto.

         3.29 SECURITIES REPRESENTATIONS. Each Stockholder is an "Accredited Investor" within the meaning of the federal securities laws. Each Stockholder has either directly, and/or through the Company, obtained sufficient information concerning RIGINC, RIGLP, Parent and their business, present and proposed, to have made an informed investment decision concerning this Agreement and the Transactions contemplated hereby, and has had an adequate opportunity to ask questions and receive answers to his or her satisfaction from the officers of RIGINC, RIGLP and Parent concerning the business, operations and financial condition of RIGINC, RIGLP and Parent. Each Stockholder has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in shares of Parent Common Stock and protecting its own interest in connection with the investment in such shares.

         3.30 NO KNOWLEDGE OF RIG PARTY BREACHES. As of the date of this Agreement, the Jamison Parties have no knowledge that any RIG Party is in material breach of its representations or warranties under this Agreement.

                                  ARTICLE IV.

                       REPRESENTATIONS OF THE RIG PARTIES

         For purposes of this Article IV, "the RIG Business" shall mean the business of RIGLP and RIGINC prior to the RIG Contributions, and the business of Parent from and after the RIG Contributions (but excluding the Jamison Contribution). To induce the Company and the Stockholders to enter into this Agreement and consummate the transactions contemplated hereby, each of the RIG Parties represents and warrants to the Company and the Stockholders as follows (for purposes of this Agreement the phrases "knowledge of the RIG Parties" or "RIG Parties' knowledge," or words of similar import, mean the knowledge of Andrew C. Florance and Michael R. Klein, including facts of which either, in the reasonably prudent exercise of his duties as an officer, director and/or beneficial owner of an interest in RIGINC and RIGLP, should be aware):

         4.1 DUE ORGANIZATION. Each of RIGINC and Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities and to own, operate and lease its properties and to carry on its business in the places and in the manner as now conducted. RIGLP is a limited partnership validly existing and in good standing under the laws of the state of Delaware and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities and to own, operate and lease its properties and to carry on its business in the places and in the manner as now conducted. True, complete and correct copies of the Certificate of Incorporation and the Bylaws, each as amended, of Parent and RIGINC, and the Partnership Agreement of RIGLP, (collectively, the "RIG Charter Documents") have been made available to the Company. No RIG Party is in violation of any of the RIG Charter Documents.

         4.2 AUTHORIZATION; VALIDITY OF OBLIGATIONS. The representatives of each of the RIG Parties executing this Agreement have all requisite power and authority to enter into and bind such party to the terms of this Agreement. Each of the RIG Parties has the full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. The execution and delivery of this Agreement by each of the RIG Parties and the performance by each of the RIG Parties of the transactions contemplated herein have been duly and validly authorized by the Board of Directors or the General Partner of each such party, and this Agreement has been duly and validly authorized by all necessary action. This Agreement is a legal, valid and binding obligation of each of the RIG Parties, as the case may be, enforceable in accordance with its terms.

         4.3 NO CONFLICTS. The execution, delivery and performance of this Agreement, the consummation of the transactions herein contemplated hereby and the fulfillment of the terms hereof will not:

                  (a) conflict with, or result in a breach or violation of the RIG Charter Documents;

                  (b) subject to compliance with any agreements between any RIG Party and its lenders and as indicated in Schedule 4.3(b), conflict with, or result in a default (or would constitute a default but for a requirement of notice or lapse of time or both) under any document, agreement or other instrument to which a RIG Party is a party, or result in the creation or imposition of any lien, charge or encumbrance on any properties of the RIG Parties pursuant to (i) any law or regulation to which any RIG Party or any of its property is subject, or (ii) any judgment, order or decree to which any RIG Party is bound or any of its property is subject;

                  (c) result in termination or any impairment of any material permit, license, franchise, contractual right or other authorization of any RIG Party; or

                  (d) violate any law, order, judgment, rule, regulation, decree or ordinance to which any RIG Party is subject, or by which any RIG Party is bound.

         4.4 CAPITALIZATION OF PARENT AND OWNERSHIP OF PARENT STOCK. As of the date of this Agreement: (a) the authorized capital stock of Parent consists of 6,000,000 shares of Common Stock and no shares of Preferred Stock; (b) no of Parent Common Stock and no shares of Preferred Stock were outstanding; (c) 1,023,030 shares of RIGINC Common Stock and no shares of Preferred Stock were outstanding; and (d) 2,030,497 general and limited partnership units of RIGLP were outstand ing. All of the shares of Parent Common Stock to be issued to the Stockholders in accordance herewith will be offered, issued, sold and delivered by Parent in compliance with all applicable state and federal laws concerning the issuance of securities and none of such shares was or will be issued in violation of the preemptive rights of any stockholder of Parent.

         4.5      FINANCIAL STATEMENTS.

                  (a) Schedule 4.5(a) includes true, complete and correct copies of RIGLP's audited balance sheets as of December 31, 1995, 1996 and 1997, and income statements for the years ended December 31, 1995, 1996 and 1997 (collectively, the "RIGLP Audited Financials"). Except as noted on the auditors' report accompanying the RIGLP Audited Financials, the RIGLP Audited Financials have been prepared in accordance with GAAP consistently applied. Each balance sheet included in the RIGLP Audited Financials presents fairly the financial condition of RIGLP as of the date indicated thereon, and each of the income statements included in the RIGLP Audited Financials presents fairly the results of its operations for the periods indicated thereon. Since the date of the most recent RIGLP Audited Financials, there has been no material changes in RIGLP's accounting policies except as required in connection with the IPO and the Contributions.

                  (b) Schedule 4.5(b) includes true, complete and correct copies of RIGINC's unaudited balance sheets as of December 31, 1995, 1996 and 1997, and unaudited income statements for the years ended December 31, 1995, 1996 and 1997 (collectively, the "RIGINC Unaudited Financials"). The RIGINC Unaudited Financials have been prepared in accordance with GAAP consistently applied subject (i) to normal year-end audit adjustments, which individually or in the aggregate will not be material and (ii) to the omission of footnote information. Each balance sheet included in the RIGINC Unaudited Financials presents fairly the financial condition of RIGINC as of the date indicated thereon, and each of the income statements included in the RIGINC Unaudited Financials presents fairly the results of its operations for the periods indicated thereon. Since the date of the most recent RIGINC Unaudited Financials, there has been no material changes in RIGINC's accounting policies except as required in connection with the IPO and the Contributions.

         4.6      LIABILITIES AND OBLIGATIONS.

                  (a) To the knowledge of the RIG Parties, the RIG Parties are not liable for or subject to any liabilities except for:

                           (i)  those   liabilities   reflected   on   financial
statements and not previously paid or discharged;

                           (ii) those liabilities arising in the ordinary course
of their business consistent with past practice under any contract, commitment or agreement specifically disclosed on any Schedule to this Agreement or not required to be disclosed thereon because of the term or amount involved or otherwise; and

                           (iii) those  liabilities  incurred since the December
31, 1997 in the ordinary
course of business consistent with past practice, which liabilities are not, individually or in the aggregate, material.

                  (b) For purposes of this Section 4.6, the term "liabilities" shall include without limitation any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent, mature, unmature or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

         4.7 PERMITS. To the knowledge of the RIG Parties, the RIG Parties own or hold all licenses, franchises, permits and other governmental authorizations, including without limitation permits, titles (including without limitation motor vehicle titles and current registrations), fuel permits, licenses and franchises necessary for the continued operation of the RIG Business as it is currently being conducted ( "RIG Permits"). To the knowledge of the RIG Parties, the RIG Permits are valid, and the RIG Parties have not received any notice that any governmental authority intends to modify, cancel, terminate or fail to renew any RIG Permit. No present or former officer, manager, member or employee of any RIG Party or any affiliate thereof, or any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any RIG Permit. To the knowledge of the RIG Parties, the RIG Business has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the RIG Permits and other applicable orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing, and the transactions contemplated by this Agreement will not result in a default under, or a breach or violation of, or adversely affect the rights and benefits afforded to the RIG Business, by any RIG Permit.

         4.8      INTELLECTUAL PROPERTY.

                  (a) One of the RIG Parties is the true and lawful owner of, or is licensed or otherwise possesses legally enforceable rights to use, the registered and unregistered Marks (the "RIG Marks") necessary for the RIG Business as currently conducted. Except with respect to those RIG Marks which are licensed by one of the RIG Parties from a third party, the RIG Parties own all of the registered and unregistered trademarks, service marks, and trade names used by the RIG Business. The RIG Marks will not cease to be valid rights of one of the RIG Parties by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

                  (b) One of the RIG Parties is the true and lawful owner of, or is licensed or otherwise possesses legally enforceable rights to use, all rights in the Patents (the "RIG Patents") and Copyrights (the "RIG Copyrights") necessary for the RIG Business as currently conducted.

                  (c) One of the RIG Parties is the true and lawful owner of, or is licensed or otherwise possesses legally enforceable rights to use, all other rights in trade secrets, franchises or similar rights that are necessary for the RIG Business as currently conducted (the "RIG Other Rights").

                  (d) For purposes of this Section 4.8, the RIG Marks, RIG Patents, RIG Copyrights, and RIG Other Rights are referred to herein collectively as the "RIG Intellectual Property." The RIG Intellectual Property owned by the RIG Parties is referred to as the "RIG Owned Intellectual Property". All other RIG Intellectual Property used by the RIG Parties is referred to herein collectively as the "RIG Third Party Intellectual Property." Except as indicated on Schedule 4.8(d), the RIG Parties have no obligations to compensate any person for the use of any RIG Intellectual Property. Except as indicated on Schedule 4.8(d) or except in the ordinary course of business, the RIG Parties have not granted to any person any license, option or other rights to use in any manner any RIG Intellectual Property, whether requiring the payment of royalties or not.

                  (e) No RIG Party is, nor will any RIG Party be, as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any material RIG Third Party Intellectual Property license, sublicense or agreement. No claims with respect to the RIG Owned Intellectual Property or RIG Third Party Intellectual Property are currently pending or, to the knowledge of the RIG Parties are threatened by any person, nor, to the knowledge of the RIG Parties, do any grounds for any claims exist: (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by any RIG Party infringes on any copyright, patent, trademark, service mark or trade secret; (ii) against the use by any RIG Party of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the RIG Business as currently conducted by the RIG Parties; (iii) challenging the ownership, validity or effectiveness of any of the RIG Owned Intellectual Property or other trade secret material to the RIG Business; or (iv) challenging the license or legally enforceable right of the RIG Parties to use of the RIG Third Party Intellectual Property. No RIG Party (x) has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim or infringement of trade secrets, any patents, trademarks, service marks, or copyrights and which has not been finally terminated or been informed or notified by any third party that any RIG Party may be engaged in such infringement or (y) has knowledge of any infringement liability with respect to, or infringement by, any RIG Party of any trade secret, patent, trademark, service mark, or copyright of another.

         4.9      ENVIRONMENTAL MATTERS.

                  (a) Hazardous Material. Other than as set forth on Schedule 4.9(a), no Hazardous Materials are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that any RIG Party has at any time owned, operated, occupied or leased. Schedule 4.9(a) identifies, to the knowledge of the RIG Parties, all underground and aboveground storage tanks, and the capacity, age, and contents of such tanks, located on real property owned or leased by any RIG Party.

                  (b) Hazardous Materials Activities. The RIG Business has not transported, stored, used, manufactured, disposed of or released, or exposed its employees or others to, Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the RIG Business disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "RIG Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

                  (c) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of the RIG Parties, threatened concerning any Hazardous Material or any RIG Hazardous Materials Activity. There are no past or present actions, activities, circumstances, conditions, events, or incidents that could involve the RIG Business (or any person or entity whose liability any RIG Party has retained or assumed, either by contract or operation of law) in any environmental litigation, or impose upon the RIG Business (or any person or entity whose liability the RIG Business has retained or assumed, either by contract or operation of law) any environmental liability including, without limitation, common law tort liability.

         4.10 INSURANCE. The RIG Business is the beneficiary of insurance policies of the type and in amounts customarily carried by persons conducting businesses similar to that of the RIG Business. To the knowledge of the RIG Parties, there have been no threatened terminations of, or material premium increases with respect to, any of such policies. All premiums payable under all such policies have been paid and the RIG Business is otherwise in full compliance with the terms of such policies.

         4.11     TAXES.

                  (a) The RIG Parties have timely filed all Tax Returns due on or before the Closing Date, and all such Tax Returns are true, correct, and complete in all respects.

                  (b) The RIG Parties have paid in full on a timely basis all Taxes owed by such Parties whether or not shown on any Tax Return.

                  (c) The amount of RIGLP's liability for unpaid Taxes as of the Balance Sheet Date did not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the RIGLP Audited Financials, and the amount of RIGLP's liability for unpaid Taxes for all periods or portions thereof ending on or before the Closing Date will not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the books and records of RIGLP on the Closing Date.

                  (d) RIGLP has withheld and paid over to the proper governmental authorities all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor, or other third party.

                  (e) There are (and as of immediately following the Closing there will be) no Liens on the assets of RIGLP relating to or attributable to Taxes.

                  (f) Except as set forth on Schedule 4.11, there are no ongoing examinations or claims against any of the RIG Parties for Taxes, and no notice of any audit, examination, or claim for Taxes, whether pending or threatened, has been received.

                  (g) To the knowledge of the RIG Parties, there is no basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the RIG Business or otherwise have an adverse effect on the RIG Business.

         4.12     CONFORMITY WITH LAW; LITIGATION.

                  (a) To the knowledge of the RIG Parties, no RIG Party has violated any law or regulation or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it.

                  (b) Except as set forth on Schedule 4.12(b), there are no claims, actions, suits or proceedings, pending or, to the knowledge of the RIG Parties, threatened against or affecting any RIG Party at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. There are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against any RIG Party or against any of their properties or business.

         4.13 ABSENCE OF CHANGES. Since the date of the RIG Interim Financial Statements, the RIG Business has been conducted in the ordinary course and, except as contemplated herein or as set forth on Schedule 4.13, there has not been any change, by itself or together with other changes, that has affected adversely, or is likely to affect adversely, the business, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of the RIG Business.

         4.14 NO KNOWLEDGE OF JAMISON BREACHES. As of the date of this Agreement, the RIG Parties have no knowledge that any Jamison Party is in material breach of his, her or its representations or warranties under this Agreement.


                                   ARTICLE V.

                                   COVENANTS

         5.1      TAX MATTERS.

         The following provisions shall govern the allocation of responsibility as between the Company, on the one hand, and the Stockholders, on the other, for certain tax matters following the Closing Date:

                  ( a) Stockholders shall prepare or cause to be prepared and file or cause to be filed, within the time and in the manner provided by law, all Tax Returns of the Company (i) for all periods ending on or before the Closing Date that are due after the Closing Date and (ii) for all state and Federal Tax Returns, Tax Returns covering the stub period from January 1, 1998 until the date of Closing Date. Stockholders shall pay to the Company on or before the due date of such Tax Returns the amount of all Taxes shown as due on such Tax Returns to the extent that such Taxes are not reflected in the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the Company's books and records as of the Closing Date. Such Returns shall be prepared and filed in accordance with applicable law and in a manner consistent with past practices and shall be subject to review and approval by Parent. To the extent reasonably requested by the Stockholders or required by law, Parent and the Company shall participate in the filing of any Tax Returns filed pursuant to this paragraph.

                  (b) The Company shall prepare or cause to be prepared and file or cause to be filed any Tax Returns for Tax periods which begin before the Closing Date and end after the Closing Date (except as provided in Section 5.1(a)(ii)). The Stockholders shall pay to the Company within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Date to the extent such Taxes are not reflected in the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the Company's books and records as of the Closing Date. For purposes of this
Section 5.1, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and
(y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company.

                  (c) Parent and the Company on one hand and Stockholders on the other hand shall (A) cooperate fully, as reasonably requested, in connection with the preparation and filing of Tax Returns pursuant to this Section 5.1 and any audit, litigation or other proceeding with respect to Taxes; (B) make available to the other, as reasonably requested, all information, records or documents with respect to Tax matters pertinent to the Company for all periods ending prior to or including the Closing Date; and (C) preserve information, records or documents relating Tax matters pertinent to the Company that is in their possession or under their control until the expiration of any applicable statute of limitations or extensions thereof.

                  (d) The Stockholders shall timely pay all transfer, documentary, sales, use, stamp, registration and other Taxes and fees arising from or relating to the transactions contemplated by this Agreement, and the Stockholders shall, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration, and other Taxes and fees. If required by applicable law, Parent and the Company will join in the execution of any such Tax Returns and other documentation.

         5.2 EMPLOYEE BENEFIT PLANS. If reasonably requested by Parent, the Company shall terminate any Company Plan or Company Benefit Arrangement substantially contemporaneously with the Closing. Notwithstanding the foregoing, with respect to any Company Plan or Company Benefit Arrangement that is not terminated or merged into an existing Parent plan or benefit arrangement substantially contemporaneously with the Closing, the Stockholders shall cooperate (and shall use their reasonable efforts to cause the officers and employees of the Company that are responsible to administering any such Company Plan or Company Benefit Arrangement to cooperate) with Parent on and after the Closing Date in continuing to administer and maintain such Company Plan or Company Benefit Arrangement in accordance with its constituent documents and with all applicable provisions of the Code, ERISA and other laws, including applicable federal and state securities laws, until such time as the Company Plan or Company Benefit Arrangement are terminated or merged into a Parent plan or benefit arrangement.

         5.3 RELATED PARTY AGREEMENTS. The Company and/or the Stockholders, as the case may be, shall terminate any Related Party Agreements which Parent requests the Company or Stockholders to terminate.

         5.4      COOPERATION.

                  (a) The Company, Stockholders and Parent shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such instruments as the other may reasonably request for the purpose of carrying out this Agreement. In connection therewith, if required, the chairman and vice president of the Company shall execute any documentation reasonably required by Parent's Independent Auditors (in connection with such accountant's audit of the Company) or the Nasdaq National Market.

                  (b) The Stockholders and the Company shall cooperate and use their reasonable efforts to have the present officers, directors and employees of the Company cooperate with Parent on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

                  (c) Each party hereto shall cooperate in obtaining all consents and approvals required under this Agreement to effect the transactions contemplated hereby

         5.5      ACCESS TO INFORMATION; PUBLIC DISCLOSURE.

                  (a) Between the date of this Agreement and the Closing Date, the Company will provide to the officers and authorized representatives of Parent (i) access to all of the sites, properties, books and records of the Company, (ii) within thirty (30) days of the end of each calendar month starting with February 1998, a copy of the Company's unaudited balance sheet and income statements for such month on a cash basis and a statement of Accounts Receivable with the detail set forth in Section 3.13, (iii) as promptly as reasonably but in any event within thirty days of March 31, 1998 and the Closing, a copy of the Company's unaudited balance sheet and income statements as of such dates on an accrual basis, and (iv) such additional financial and operating data and other information as to the business and properties of the Company as Parent may from time to time reasonably request, including without limitation, access upon reasonable request to the Company's employees, customers, vendors, suppliers and creditors for due diligence inquiry. No information or knowledge obtained in any investigation pursuant to this Section 5.5 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the transactions contemplated hereby. Parent shall bear the cost of the preparation of accrual basis statements pursuant to clause (iii) of this Section 5.5(a).

                  (b) Prior to the Closing, neither the Company nor any Stockholder shall make any disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement unless previously approved by Parent in writing. Parent agrees to keep the Company and the Stockholders apprised in advance of any disclosure of the subject matter of this Agreement by Parent prior to the Closing.

         5.6 CONDUCT OF BUSINESS PENDING CLOSING. Between the date hereof and the Closing, the Company will (except to the extent approved in writing by Parent, or except as requested or agreed by Parent in writing):

                  (a) carry on its business in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting (except for the conversion of the Company from the cash to accrual method of accounting);

                  (b) maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

                  (c) perform all of its obligations under agreements relating to or affecting its respective assets, properties or rights;

                  (d) keep in full force and effect present insurance policies or other comparable insurance coverage;

                  (e) use all commercially reasonable efforts to maintain and preserve its business organization intact, retain its present officers and key employees and maintain its relationships with suppliers, vendors, customers, creditors and others having business relations with it;

                  (f) maintain compliance with all permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

                  (g) maintain present debt and lease instruments and not enter into new or amended debt or lease instruments (except as may be permitted in connection with the performance of the provisions of Section 7.8); and

                  (h) maintain present salaries and commission levels for all officers, directors, employees, agents, representatives and independent contractors, except for ordinary and customary bonuses and salary increases for employees (other than employees who are also Stockholders) in accordance with past practice.

         5.7 PROHIBITED ACTIVITIES. Between the date hereof and the Closing, except as provided in Section 5.13, the Company will not, without the prior written consent of Parent, which consent shall not be unreasonably withheld:

                  (a) make any change in its Articles of Incorporation or Bylaws, or authorize or propose the same;

                  (b) issue, deliver or sell, authorize or propose the issuance, delivery or sale of any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind, or authorize or propose any change in its equity capitalization, or issue or authorize the issuance of any debt securities;

                  (c) declare or pay any dividend, or make any distribution (whether in cash, stock or property) in respect of its stock whether now or hereafter outstanding, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase, redeem or otherwise acquire or retire for value any shares of its stock;

                  (d) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, or guarantee any indebtedness, except in the ordinary course of business and consistent with past practice in an amount not to exceed, in aggregate, $50,000 (or except as may be permitted in connection with the performance of the provisions of Section 7.8), including contracts to provide services to customers;

                  (e) increase the compensation payable or to become payable to any officer, director, Stockholder, employee, agent, representative or independent contractor (for purposes of this clause, the current combined compensation of Henry D. Jamison, IV and Leslie Lees Jamison, in whatever capacities, shall be deemed not to exceed, in aggregate, $30,000 on a monthly basis); make any bonus or management fee payment to any such person; make any loans or advances; adopt or amend any Company Plan or Company Benefit Arrangement; grant any severance or termination pay; or hire any employees other than clerical or secretarial employees who have annual salaries exceeding, in aggregate, $50,000;

                  (f) create or assume any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired (except as may be permitted in connection with the performance of the provisions of Section 7.8);

                  (g) sell, assign, lease, pledge or otherwise transfer or dispose of any property or equipment except in the ordinary course of business consistent with past practice in an amount not to exceed, in aggregate, $10,000 (or except as may be permitted in connection with the performance of the provisions of Section 7.8);

                  (h) except as permitted by Section 5.7(d), acquire or negotiate for the acquisition of (by merger, consolidation, purchase of a substantial portion of assets or otherwise) any business or the start-up of any new business, or otherwise acquire or agree to acquire any assets;

                  (i) merge or consolidate or negotiate or agree to merge or consolidate with or into any other corporation;

                  (j) waive any material rights or claims of the Company, provided that the Company may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

                  (k) commit a breach of or amend or terminate any material agreement, permit, license or other right;

                  (l) enter into any transaction (i) that is not negotiated at arm's length with a third party not affiliated with the Company or any officer, director or Stockholder of the Company or (ii) outside the ordinary course of business consistent with past practice or (iii) prohibited hereunder;

                  (m) commence a lawsuit other than for routine collection of bills;

                  (n) revalue any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

                  (o) make any tax election other than in the ordinary course of business and consistent with past practice, change any tax election, adopt any tax accounting method other than in the ordinary course of business and consistent with past practice, change any tax accounting method, file any Tax Return (other than any estimated tax returns, payroll tax returns or sales tax returns) or any amendment to a Tax Return, enter into any closing agreement, settle any tax claim or assessment, or consent to any tax claim or assessment, without the prior written consent of Parent;
                  (p) change the name of the Company, or operate under or use any legal name, trade name, fictitious name or other name, other than the names listed on Schedule 3.19 in the jurisdictions indicated;

                  (q) introduce any promotional offer, including, without limitation, discounted and free products or services or reduce standard pricing levels for the Company's goods or services with pricing that is less than 20% below the average pricing for comparable clients; or

                  (r) take, or agree (in writing or otherwise) to take, any of the actions described in Sections 5.10(a) through (q) above, or any action which would make any of the representations and warranties of the Company and the Stockholders contained in this Agreement untrue or result in any of the conditions set forth in Articles VI and VII not being satisfied.

         5.8 NOTIFICATION OF CERTAIN MATTERS. Each party hereto shall give prompt notice to the other parties hereto of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of it contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (b) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder. The delivery of any notice pursuant to this Section 5.12 shall not, without the express written consent of the other parties be deemed to (x) modify the representations or warranties hereunder of the party delivering such notice, (y) modify the conditions set forth in Articles VI and VII, or (z) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         5.9      SALES OF PARENT COMMON STOCK; REGISTRATION RIGHTS.

                  (a) Neither Stockholder will, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of the Restricted Shares prior to the second anniversary of the Closing.

                  (b) The certificate or certificates evidencing the Restricted Shares to be delivered to the Stockholders in the Transaction will be subject to appropriate stop transfer instructions and bear the restrictive legends described on Schedule 5.9. The Pledged Shares shall bear the restrictive legends described on Schedule 5.9. The parties shall enter into a registration rights agreement substantially in the form of the agreement attached hereto as Exhibit
5.9 (the "Registration Rights Agreement").

         5.10 IPO. Parent shall exercise commercially reasonable efforts to undertake and cause to become effective the IPO and register the Registered Shares for resale by the Stockholders in the IPO.

         5.11 GUARANTEE. RIGINC and RIGLP hereby guarantee the performance of the obligations of Parent under this Agreement until completion of the RIG Contributions. RIGINC and RIGLP shall be released from any and all obligations under this Agreement, including without limitation obligations based on the guarantee provided in this Section 5.11, upon completion of the RIG Contributions.

         5.12 STANDSTILL. Upon and after execution of this Agreement until the Closing Date, the RIG Parties on the one hand, and the Jamison Parties on the other, for themselves and on behalf their respective affiliates, successors and assignees, agree not to (i) engage, directly or indirectly, in any business providing real estate information services in the state of Florida or the city of Houston, Texas, or (ii) enter into any discussions, negotiations or agreements to engage in any such activity, without the prior written consent of the Parent or the Stockholders' Representative for actions to be taken by the Jamison Parties or the RIG Parties, respectively.

         5.13 OTHER OBLIGATIONS. Notwithstanding any other provision of this Agreement and except as provided in the following sentence, the Jamison Parties agree to assume responsibility for, and indemnify and hold the RIG Parties harmless from, any and all liabilities arising from or relating to the Company's obligations set forth on Schedule 5.13. The Company may take actions described in clauses (c), (d) or (e) of Section 5.7 and/or pay for the liabilities assumed by the Jamison Parties pursuant to the preceding sentence of this Section 5.13 provided that the amounts so expended and liabilities so incurred do not exceed, in aggregate, fifty percent (50%) of the amount, if any, by which (i) the Actual Net Worth as of the Closing Date plus reasonable attorneys' fees paid by the Company in accordance with Section 10.7 hereof exceeds (ii) the Net Worth Target.

         5.14 GUARANTEED LOAN. Prior to the Closing the Company and the Stockholders will use, and after the Closing the Company and the Parent will use, commercially reasonable efforts to obtain the release of any agreements of the Stockholders guaranteeing amounts borrowed by and for the benefit of the Company from Wachovia Bank, N.A (the "Guaranteed Loans"). If the release of such guarantees are not obtained prior to Closing, Parent shall indemnify and hold the Stockholders harmelss from any and all Damages (defined below) they may incur in connection with the Guaranteed Loans (and no Indemnification Threshold (defined below) shall apply to such indemnity).

         5.15 JAMISON WEBSITE. Notwithstanding any other provision of this Agreement, the Company shall be permitted to convey to one or both of the Stockholders all of the Company's right, title and interest in and to the "jamison.com" Internet Website; provided, however, that such conveyance shall be subject to the Company's and, following the Closing, the RIG Parties', royalty-free exclusive worldwide right to use the "jamison.com" Internet Website address for a period of two years following the Closing; provided further, however, that following the expiration of the Company's and the RIG Parties' rights pursuant to the preceding proviso, the Stockholders shall have exclusive rights to the "jamison.com" Internet Website address but shall use such address solely for personal (and not commercial) use.


                                  ARTICLE VI.

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
                                  RIG PARTIES

         The   obligation  of  the  RIG  Parties  to  effect  the   transactions
contemplated hereby is subject to the satisfaction or waiver, at or before the Closing, of the following conditions and deliveries:

         6.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All of the representations and warranties of the Stockholders and the Company contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date unless changes in the matters represented and warranted herein are expressly permitted or provided herein, all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by the Company and the Stockholders on or before the Closing Date shall have been duly complied with, performed or satisfied; and a certificate to the foregoing effects dated the Closing Date and signed on behalf of the Company and by each of the Stockholders shall have been delivered to Parent.

         6.2 NO LITIGATION. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging Parent's proposed acquisition of the Company, or limiting or restricting Parent's conduct or operation of the business of the Company (or its own business) following the transactions contemplated hereby shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit claim or proceeding of any nature pending or threatened against Parent or the Company, their respective properties or any of their officers or directors, that could materially and adversely affect the business, assets, liabilities, financial condition, results of operations or prospects of the Company.

         6.3 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse changes in the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of the Company, taken as a whole, since the Balance Sheet Date; and Parent shall have received a certificate signed by each Stockholder dated the Closing Date to such effect.

         6.4 CONSENTS AND APPROVALS. All necessary consents of, and filings with, any governmental authority or agency or third party, relating to the consummation by the Company and the Stockholders of the transactions contemplated hereby, shall have been obtained and made.

         6.5 OPINION OF COUNSEL. Parent shall have received an opinion from counsel to the Company and the Stockholders, dated the Closing Date, in a form reasonably satisfactory to Parent.

         6.6 COMPANY CHARTER DOCUMENTS. Parent shall have received (a) a copy of the Articles of Incorporation of the Company certified by an appropriate authority in the state of its incorporation and (b) a copy of the Bylaws of the Company certified by the Secretary of the Company, and such documents shall be in form and substance reasonably acceptable to Parent.

         6.7      OTHER AGREEMENTS.

                  (a) Henry D. Jamison, IV shall have entered into an employment agreement with the Company substantially in the form attached hereto as Exhibit 6.7(a).

                  (b) Henry D. Jamison, IV and Leslie Lees Jamison shall each have entered into an Affiliate Agreement in a form reasonably satisfactory to Parent.

                  (c) Leslie Lees Jamison shall have resigned as an employee, officer and director of the Company with no further liability of the Company.

         6.8 DUE DILIGENCE REVIEW. The Company shall have made such deliveries as are called for hereby or reasonably requested by Parent. Parent shall be fully satisfied in its sole discretion with the results of its review of all of the Schedules, whether delivered before or after the execution hereof, and such deliveries, and its review of, and other due diligence investigations with respect to, the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits and condition (financial or otherwise) of the Company.

         6.9 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the Securities and Exchange Commission ("SEC") not later than May 15, 1998 and the underwriters named therein shall have agreed to acquire, subject to the conditions set forth in the underwriting agreement, the shares of Parent Stock covered by such Registration Statement.

         6.10 IPO. The IPO shall have been consummated or shall be consummated simultaneously herewith, and shall have produced an implicit valuation for all of Parent's equity (valued at the Share Price) equal to or exceeding $75 million. Notwithstanding the foregoing sentence, Parent agrees to waive the condition set forth in this Section if the parties hereto agree on an alternative pricing mechanism for Parent Common Stock pursuant to Section 1.2(a)(ii).


                                  ARTICLE VII.

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
                          STOCKHOLDERS AND THE COMPANY

         The obligation of the Stockholders and the Company to effect the transactions contemplated hereby is subject to the satisfaction or waiver, at or before the Closing, of the following conditions and deliveries:

         7.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All of the representations and warranties of Parent contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made as of such date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by Parent on or before the Closing Date shall have been duly complied with, performed or satisfied; and a certificate to the foregoing effects dated the Closing Date and signed by the President or any Vice President of Parent shall have been delivered to the Company and the Stockholders.

         7.2 NO LITIGATION. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging
Parent's  proposed  acquisition  of the  Company,  or  limiting  or  restricting
Parent's conduct or operation of the business of the Company (or its own business) following the transactions contemplated hereby shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit, claim or proceeding of any nature pending or threatened, against Parent or the Company, their respective properties or any of their officers or directors, that could materially and adversely affect the business, assets, liabilities, financial condition, results of operations or prospects of the Parent and its subsidiaries taken as a whole.

         7.3 CONSENTS AND APPROVALS. All necessary consents of, and filings with, any governmental authority or agency or third party relating to the consummation by Parent of the transactions contemplated herein, shall have been obtained and made.

         7.4 OTHER AGREEMENTS. The Company shall have afforded Henry D. Jamison, IV an opportunity to enter into an employment agreement with the Company substantially in the form attached hereto as Exhibit 6.7(a), and the Registration Rights Agreement with the Parent substantially in the form attached hereto as Exhibit 5.9.

         7.5 REGISTRATION STATEMENT. Parent shall have filed with the SEC the Registration Statement. The Registration Statement shall have been declared effective by the SEC not later than May 15, 1998 and the underwriters named therein shall have agreed to acquire, subject to the conditions set forth in the underwriting agreement, the shares of Parent Common Stock covered by such Registration Statement.

         7.6 IPO. The IPO shall have been consummated or shall be consummated simultaneously herewith, and shall have produced a valuation for number of shares of the Parent Common Stock to be issued to the Stockholders equal to or exceeding the Consideration. The Registered Shares shall have been registered by the Parent as part of the IPO for immediate resale by the Stockholders, and the sale of such shares shall not be subject to any underwriter or other restrictions except as provided by applicable federal or state securities laws. Notwithstanding the foregoing sentence, the Stockholders agrees to waive the condition set forth in this Section if the parties hereto agree on an alternative pricing mechanism for Parent Common Stock pursuant to Section 1.2(a)(ii).

         7.7 OTHER TRANSACTIONS. The RIG Contributions shall have occurred prior to the Closing or shall occur simultaneously with the consummation of this Agreement.

         7.8 LOAN ASSUMPTION. The Company shall have assumed all obligations under that certain loan by Wachovia Bank, N.A. to the Stockholders and shall have obtained the release of the Stockholders from all obligations, duties and liabilities related thereto; provided, however, that the liabilities assumed by the Company shall not exceed $111,000; provided further, however, that the Jamison Parties shall have cooperated fully with the RIG Parties in obtaining such assumption and release.

                                 ARTICLE VIII.

                                INDEMNIFICATION

         8.1 INDEMNIFICATION BY THE STOCKHOLDERS AND THE COMPANY. Each Stockholder and, if no Closing occurs, the Company, jointly and severally, covenants and agrees to indemnify, defend, protect and hold harmless RIGINC and RIGLP (prior to the RIG Contributions) and Parent (thereafter) and their respective officers, directors, employees, stockholders, assigns, successors and affiliates (individually, a "Parent Indemnified Party" and collectively, "Parent Indemnified Parties") from, against and in respect of all liabilities, losses, claims, damages, punitive damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, interest (including interest from the date of such damages) and costs and expenses (including without limitation reasonable attorneys' fees and disbursements of every kind, nature and description) (collectively, "Damages") suffered, sustained, incurred or paid by the Parent Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly:

                  (a) any breach of any representation or warranty of the Stockholders or the Company set forth in this Agreement or any schedule or certificate, delivered by or on behalf of any Stockholder or the Company in connection herewith; or

                  (b) any nonfulfillment of any covenant or agreement by the Stockholders or, prior to the Closing, the Company, under this Agreement; or

                  (c) any untrue statement of a material fact relating to the Company or the Stockholders, and provided to Parent or its counsel by the Company or the Stockholders, contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission to state therein a material fact relating to the Company or the Stockholders required to be stated therein or necessary to make the statements therein not misleading, and not provided to Parent or its counsel by the Company or the Stockholders.

         8.2 INDEMNIFICATION BY PARENT. RIGINC and RIGLP (prior to the RIG Contributions) and Parent (thereafter) covenant and agree to indemnify, defend, protect and hold harmless the Stockholders and, prior to the Closing (if any), the Company, and their respective assigns, successors and affiliates (individually, a "Stockholder Indemnified Party" and collectively, "Stockholder Indemni fied Parties") from, against and in respect of all Damages suffered, sustained, incurred or paid by the Stockholder Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly:

                  (a) any breach of any representation or warranty of the RIG Parties set forth in this Agreement or any schedule or certificate, delivered by or on behalf of the RIG Parties in connection herewith; or

                  (b) any nonfulfillment of any covenant or agreement by the RIG Parties under this Agreement; or

                  (c) any untrue statement or alleged untrue statement of a material fact relating to any RIG Party contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to a RIG Party required to be stated therein or necessary to make the statements therein not misleading.

         8.3 LIMITATION AND EXPIRATION. Notwithstanding anything herein to the contrary:

                  (a)      there shall be no liability for indemnification

                           (i)  under  Section  8.1  unless,  and  solely to the
extent that, the aggregate amount of Damages suffered by the Parent Indemnified Parties under the applicable provisions exceeds $150,000.00 (an "Indemnification Threshold"); or

                           (ii)  under  Section  8.2  unless,  and solely to the
extent that, the aggregate amount of Damages suffered by the Jamison Indemnified Parties under the applicable provisions exceeds $150,000.00 (an "Indemnification Threshold");

provided, however, that neither Indemnification Threshold shall apply to (i) Damages arising out of any breaches of the covenants of any Jamison Party or any RIG Party, as the case may be, set forth in Article V of this Agreement, or representations and warranties made in Sections 3.4 (capital stock of the Company), 3.5 (transactions in capital stock of the Company), 3.24 (but solely matters relating to the payment of past due sales taxes to the State of Texas by the Company), and 4.4 (capital stock of Parent);

                  (b) (i) the aggregate amount of the Stockholders' and the Company's (if any) liability under this Article VIII shall not exceed ten percent (10%) of the Consideration (the "Stockholders' Cap"), provided, however, that any liability arising from or in connection with any Final Consideration Adjustment or the representations and warranties contained in Section 3.24 (taxes) and the covenants and agreements contained herein with respect to Taxes shall not apply towards, nor be limited by, the Stockholders' Cap; and

                           (ii)  the  aggregate   amount  of  the  RIG  Parties'
liability under this Article VIII shall not exceed ten percent (10%) of the Consideration (the "RIG Cap"), provided, however, that any liability arising from or in connection with the representations and warranties contained in

Section 4.11 (taxes) and the covenants and agreements contained herein with respect to Taxes shall not apply towards, nor be limited by, the RIG Cap;

                  (c) the indemnification obligations under this Section 8 or in any certificate or writing furnished in connection herewith shall terminate on the later of clause (i) or (ii) below:

                           (i)      (1)     except   as   to    representations,
warranties, and covenants specified in clause (i)(2) of this Section 8.3(c), the first anniversary of the Closing, or

                                    (2)     with respect to representations  and
warranties contained in Sections 3.21 (environmental matters), 3.23 (employee benefit plans), 3.17 (intellectual property), 3.24 (taxes) and 4.9 (taxes), on
(A) the date that is six (6) months after the expiration of the longest applicable federal or state statute of limitation (including extensions thereof), or (B) if there is no applicable statute of limitation, five (5) years after the Closing; or

                           (ii)     the final resolution of claims or demands (a
"Claim")  pending  as of the  relevant  dates  described  in clause  (i) of this
Section 8.3(c) (such claims referred to as "Pending Claims").

         8.4   INDEMNIFICATION   PROCEDURES.   All   claims   or   demands   for
indemnification under this Article VIII ("Claims") shall be asserted and resolved as follows:

                  (a) In the event that any Parent Indemnified Party or Stockholder Indemnified Party (an "Indemnified Party") has a Claim against any party obligated to provide indemnification pursuant to Section 8.1 or 8.2 hereof (the "Indemnifying Party") which does not involve a Claim being asserted against or sought to be collected by a third party, the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such Claim, specifying the nature of such Claim and the amount or the estimated amount thereof to the extent then feasible (the "Claim Notice"). If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after the date of delivery of the Claim Notice that the Indemnifying Party disputes such Claim, with a detailed statement of the basis of such position, the amount of such Claim shall be conclusively deemed a liability of the Indemnifying Party hereunder. In case an objection is made in writing in accordance with this Section 8.4(a), the Indemnified Party shall respond in a written statement to the objection within fifteen (15) days and, for sixty (60) days thereafter, attempt in good faith to agree upon the rights of the respective parties with respect to each of such Claims (and, if the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties).

                  (b) (i) In the event that any Claim for which the Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against an Indemnified Party by a third party (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice to the Indemnifying Party . The Indemnifying Party shall have fifteen (15) days from date of delivery of the Claim Notice to notify the Indemnified Party (A) whether the Indemnifying Party disputes liability to the Indemnified Party hereunder with respect to the Third Party Claim, and, if so, the basis for such a dispute, and (B) if such party does not dispute liability, whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against the Third Party Claim, provided that the Indemnified Party is hereby authorized (but not obligated), prior to and during the Notice Period, to file any motion, answer or other pleading and to take any other action which the Indemnified Party shall deem necessary or appropriate to protect the Indemnified Party's interests.

                           (ii)     In the  event  that the  Indemnifying  Party
notifies the Indemnified Party within the Notice Period that the Indemnifying Party does not dispute the Indemnifying Party's obligation to indemnify with respect to the Third Party Claim, the Indemnifying Party shall defend the Indemnified Party against such Third Party Claim by appropriate proceedings, provided that, unless the Indemnified Party otherwise agrees in writing, the Indemnifying Party may not settle any Third Party Claim (in whole or in part) if such settlement does not include a complete and unconditional release of the Indemnified Party. If the Indemnified Party desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at its sole cost and expense. If the Indemnifying Party elects not to defend the Indemnified Party against a Third Party Claim, whether by failure of such party to give the Indemnified Party timely notice as provided herein or otherwise, then the Indemnified Party, without waiving any rights against such party, may settle or defend against such Third Party Claim in the Indemnified Party's sole discretion and the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment and, on an ongoing basis, all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including interest from the date such costs and expenses were incurred.

                           (iii) If at any time,  in the  reasonable  opinion of
the Indemnified Party, notice of which shall be given in writing to the Indemnifying Party, any Third Party Claim seeks material prospective relief which could have an adverse effect on any Indemnified Party or the Company or any subsidiary, the Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Third Party Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party elects to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense of such Third Party Claim at the sole cost and expense of the Indemnifying Party.

                           (iv) If the Indemnifying Party is a Stockholder, then
any notice required to be given under this Section 8.4 shall be given to the Stockholders' Representative.

                  (c) Nothing herein shall be deemed to prevent the Indemnified Party from making a Claim, and an Indemnified Party may make a Claim hereunder, for potential or contingent Damages provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such Claim may be made.

                  (d) Subject to the provisions of Section 8.3, the Indemnified Party's failure to give reasonably prompt notice as required by this Section 8.4 of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to the Indemnified Party except to the extent that failure to give such notice materially and adversely prejudiced the Indemnifying Party.

         8.5 EFFECTIVENESS OF REPRESENTATIONS WARRANTIES. All representations and warranties made by the Company, the Stockholders, and each of the RIG Parties in or pursuant to this Agreement or in any document delivered pursuant hereto shall be deemed to have been made on the date of this Agreement (except as otherwise provided herein) and, if a Closing occurs, as of the Closing Date.

         8.6 REMEDIES. Except for any liability based on a finding of fraud, the exclusive remedy of any party hereto arising by reason of the breach of any representation or warranty set forth herein or the default in or breach of any covenant, condition, agreement or undertaking by any other party hereto shall be limited to the indemnification rights set forth in this Article VIII.

         8.7 SET OFF. Subject only to the limitations of this Article VIII, and without limitation of any right of the Parent Indemnified Parties to indemnification or payment under this Agreement or applicable law, the Parent Indemnified Parties shall have the obligation to seek recovery of (a) any Final Consideration Adjustment under Section 1.3 (but such obligation to seek set off shall not exceed 25% of the value of the then existing Pledged Assets) or (b) any Damages under Section 8.4, first by set-off against the Pledged Assets. To the extent that the liability of the Stockholders hereunder exceeds the value of the Pledged Assets, Parent agrees to accept from the Stockholders Restricted Shares before seeking the delivery of any other shares or cash. For purposes of the preceding two sentences, the Pledged Shares shall be valued as provided in
Section 1.4(d) above.

         8.8 SPECIAL TAX PROVISION. If the Company or Parent receives any Tax refund attributable to the period prior to the Closing, then the amount of such refund shall reduce the amount of claims, if any, of Parent against the Stockholders for breach of the representations and warranties in Section 3.24 or of the covenants in Section 5.1.


                                  ARTICLE IX.

                                 NONCOMPETITION

         9.1 PROHIBITED ACTIVITIES. No Stockholder will, for a period of two (2) years following the Closing Date, for any reason whatsoever, directly or indirectly, for himself, herself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

                  (a) engage, as an officer, director, shareholder, owner, partner, member, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or adviser, or as a sales representative, in any business selling any products or services in direct competition with Parent, in the United States, Canada, or the United Kingdom, (the "Territory");

                  (b) call upon any person who is, at that time, within the Territory, an employee of Parent in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of Parent;

                  (c) call upon any person who is or entity that is, at that time, or that has been, within one year prior to that time, a customer of Parent within the Territory for the purpose of soliciting or selling products or services in competition with Parent within the Territory; or

                  (d) call upon any prospective acquisition candidate that was, to the knowledge of such Stockholder, either called upon by Parent as a prospective acquisition candidate or was the subject of an acquisition analysis by Parent. Each Stockholder, to the extent lacking the knowledge described in the preceding sentence, shall immediately cease all contact with such prospective acquisition candidate upon being informed that Parent had called upon such candidate or made an acquisition analysis thereof.

For purposes of this Article IX, the term "Parent" includes all subsidiaries of Parent (including without limitation the Company and any companies Parent has resolved to acquire).

         9.2      CONFIDENTIALITY.

                  (a) Each Stockholder recognizes that by reason of his or her ownership of the Company and his or her employment by the Company, he or she has acquired confidential information and trade secrets concerning the operation of the Company, the use or disclosure of which could cause the Company or its affiliates or subsidiaries substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, each Stockholder covenants and agrees with the Company and Parent that he or she will not for a period of two (2) years following the Closing Date (or in the case of trade secrets (as defined under applicable law) for so long as the information remains a trade secret) except in performance of Stockholder's obligations to the Company or with the prior written consent of the Company pursuant to authority granted by a resolution of the Board, directly or indirectly, disclose any secret or confidential information that he or she may learn or has learned by reason of his or her ownership of the Company or his or her employment by the Company, or any of its subsidiaries and affiliates, or use any such information in a manner detrimental to the interests of the Company or Parent, unless (i) such information becomes known to the public generally through no fault of any Stockholder, (ii) disclosure is required by law or the order of any governmental authority under color of law, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, provided, that prior to disclosing any information pursuant to clause (i), (ii) or (iii) above, the Stockholder (as applicable) shall give prior written notice thereof to Parent and provide Parent with the opportunity to contest such disclosure and shall cooperate with efforts to prevent such disclosure. The term "confidential information" includes, without limitation, information not previously disclosed to the public or to the trade by the Company's or Parent's management with respect to the Company's or Parent's, or any of their affiliates' or subsidiaries', products, facilities, and methods, trade secrets and other intellectual property, software, source code, systems, procedures, manuals, confidential reports, product price lists, customer lists, financial information (including the revenues, costs, or profits associated with any of the Company's products), business plans, prospects, or opportunities but shall exclude any information already in the public domain.

                  (b) The RIG Parties and their affiliates on the one hand, and the Jamison Parties and their affiliates on the other, shall not disclose the existence or terms of this Agreement or the transactions contemplated hereby (whether or not in response to any inquiry) without the prior written consent of the other side; provided, however, that the parties and their respective affiliates shall have the right to disclose in filings with the Securities and Exchange Commission all information relating to the transactions contemplated hereby required or deemed desirable to be disclosed in connection with the IPO.

         9.3 DAMAGES. Because of the difficulty of measuring economic losses to Parent as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to Parent for which it would have no other adequate remedy, each Stockholder agrees that the foregoing covenant may be enforced by Parent in the event of breach by such Stockholder, by injunctions and restraining orders.

         9.4 REASONABLE RESTRAINT. The parties agree that the foregoing covenants in this Article IX impose a reasonable restraint on each Stockholder in light of the activities and business of Parent on the date of the execution of this Agreement, assuming the completion of the transactions contemplated hereby, and the current plans of Parent; but it is also the intent of Parent and each Stockholder that such covenants be construed and enforced in accordance with the changing activities and business of Parent throughout the term of this covenant. The parties further agree that so long as a Stockholder is not an employee of the Company, in the event a Stockholder shall enter into a business or pursue other activities not in competition with Parent or similar activities or business in locations the operation of which, under such circumstances, does not violate Section 9.1(a) or the terms of any employment agreement with Parent, such Stockholder shall not be chargeable with a violation of this Article IX if Parent shall thereafter enter the same, similar or a competitive (a) business,
(b) course of activities or (c) location, as applicable.

         9.5 SEVERABILITY; REFORMATION. The covenants in this Article IX are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

         9.6 INDEPENDENT COVENANT. All of the covenants in this Article IX shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Stockholder against Parent, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Parent of such covenants. The parties expressly acknowledge that the terms and conditions of this Article IX are independent of the terms and conditions of any other agreements including, but not limited to, any employment agreements entered into in connection with this Agreement. It is specifically agreed that the period of two (2) years stated at the beginning of this Article IX during which the agreements and covenants of the Stockholder made in this Article IX shall be effective, shall be computed by excluding from such computation any time during which the Stockholder is found by a court of competent jurisdiction to have been in violation of any provision of this Article IX. The covenants contained in Article IX shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

         9.7 MATERIALITY. The Company and each Stockholder hereby agree that the covenants set forth in this Article IX are a material and substantial part of the transactions contemplated by this Agreement, supported by adequate consideration.


                                   ARTICLE X.

                                    GENERAL

         10.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date solely:

                  (a) by mutual consent of the boards of directors of Parent and the Company; or

                  (b) by the Stockholders and the Company as a group, on the one hand, or by Parent, on the other hand, if the Closing shall not have occurred on or before May 25, 1998 and no alternative pricing methodology (as described in Section 1.2(a)) has been agreed to; or

                  (c) by the Stockholders and the Company as a group, on the one hand, or by Parent, on the other hand, if there is or has been a material breach, failure to fulfill or default on the part of the other party (with the Stockholders and the Company deemed to be a single party for this purpose) of any of the representations and warranties contained herein or in the due and timely performance and satisfaction of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made or shall not reasonably be expected to occur before the Closing Date; or

                  (d) by the Stockholders and the Company as a group, on the one hand, or by Parent, on the other hand, if there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the transactions contemplated hereby; or there shall be any action taken, or any statute, rule regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any governmental entity which would make the consummation of the transactions contemplated hereby illegal.

         10.2     EFFECT OF TERMINATION.

                  (a) In the event of the termination of this Agreement pursuant to Section 10.1 for a Qualifying Purpose (defined below), this Agreement shall forthwith become ineffective, and no party hereto or any of their officers, directors or shareholders shall have any liability or obligation hereunder, and, with respect to such termination for a Qualifying Purpose, the parties hereby release and covenant and agree not to sue the other parties hereto for any Damages suffered, sustained or incurred for such termination.

                  (b) In the event of the termination of this Agreement pursuant to Section 10.1 for other than a Qualifying Purpose (including, without limitation, termination by any party for the failure by the other party to close the Transaction), then this Agreement shall become ineffective except that: (i) the provisions of Articles VIII and X and Section 9.2 shall remain in full force and effect and survive any termination of this Agreement and (ii) each party shall remain liable to the other for such breach of this Agreement prior to its termination.

                  (c) For  purposes  of this  Section  10.2:  (i) a  "Qualifying
Purpose"   means  an   "Equity   Shortfall,"   a  breach   of  the   "Qualifying
Representations, Warranties or Covenants" or a "Non-Material Breach"; (ii) an "Equity Shortfall" means that the underwriter has notified any of the parties that it expects that the IPO will produce an implicit valuation for all of the Parent's equity (valued at the Share Price) of less than $75 million, and none of the RIG Parties has previously given written notice to the Jamison Parties (acting in good faith) of a material breach of any of the representations, warranties, covenants and agreements that are not Qualifying Representations, Warranties or Covenants or are other than Non-Material Breaches; (iii) "Qualifying Representations, Warranties or Covenants" means those representations, warranties and/or covenants set forth in Sections 3.10 (but only to the extent of litigation that was unknown and not reasonably foreseeable as of the date hereof), 3.16(c) (but only to the extent relating to ordinary wear and tear), 3.17 (but only to the extent of litigation that was unknown and not reasonably foreseeable as of the date hereof), 3.22(g), 3.25(a), 3.27(a), 3.27(m), 3.28, 4.4(a), 4.4(b), 4.6 (but only to the extent of litigation that was unknown and not reasonably foreseeable as of the date hereof), 4.8 (but only to the extent of litigation that was unknown and not reasonably foreseeable as of the date hereof), 4.12(a), 5.6(a), 5.6(b), 5.6(e) and 5.7(k) (provided, however, Sections 5.6(a), 5.6(b), 5.6(e) and 5.7(k) shall constitute Qualifying Representations, Warranties or Covenants only to the extent that the Stockholders had no knowledge of the action(s) giving rise to the claim of breach); and (iv) a "Non-Material Breach" means any breach of the representations, warranties, covenants or agreements set forth herein that could not reasonably be expected, individually or in aggregate, to be likely to lead to the loss by any or all of the RIG Parties, on the one hand, or the Jamison Parties, on the other, of greater than $150,000.

         10.3 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of Parent, and the heirs and legal representatives of the Stockholders.

         10.4 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. Each of the Schedules to this Agreement is incorporated herein by this reference and expressly made a part hereof. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. This Agreement shall not be amended or modified except by a written instrument duly executed by each of the parties hereto, or in accordance with Section 9.5. Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         10.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original, and all of which counterparts taken together shall constitute but one and the same instrument.

         10.6 BROKERS AND AGENTS. The RIG Parties on the one hand, and the Jamison Parties on the other, each represent and warrant to the other that it has not employed any broker or agent in connection with the transactions contemplated by this Agreement and agrees to indemnify the other against all losses, damages or expenses relating to or arising out of claims for fees or commission of any broker or agent employed or alleged to have been employed by such party.

         10.7 EXPENSES. The RIG Parties have and will pay the fees, expenses and disbursements of their agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement. The Stockholders (and not the Company) have and will pay the fees, expenses and disbursements of the Stockholders, the Company, and their agents, representatives, financial advisers, accountants and counsel incurred in connection with the subject matter of this Agreement, including, without limitation, personal legal expenses and underwriting discounts and fees incurred in connection with the sale of the Registered Shares. Notwithstanding the foregoing, the Company shall pay reasonable attorneys' fees not in excess of thirty-five thousand dollars ($35,000) incurred by the Company in preparing the Company for the Transactions, and the RIG Parties shall bear the expense of converting the financial statements of the Company to the accrual method of accounting and the cost of the audits of the Company required to effect the IPO and the Post-Closing Audit.

         10.8 NOTICES. Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by telefax (with confirmation of receipt), by registered or certified mail, postage prepaid, or by recognized courier service, as follows:

             If to Parent to:

                  Mr. Michael R. Klein, Chairman
                  Mr. Andrew Florance, President
                  Realty Information Group
                  7475 Wisconsin Avenue
                  Sixth Floor
                  Bethesda, Maryland 20814
                  (Telefax: (301) 718-2444)

                  with a required copy to:

                  Wilmer, Cutler & Pickering
                  2445 M Street, N.W.
                  Washington, D.C. 20037
                  Attn: Eric R. Markus, Esq.
                  (Telefax: (202) 663-6363)

         If to any Stockholder to:

                  Leslie Lees Jamison
                  725 Tanglewood Trail, N.W.
                  Atlanta, Georgia  30327
                  (Telefax: (404) 256-3486)

                  with a required copy to:

                  Cushing, Morris, Armbruster & Jones, LLP
                  2110 Peachtree Center
                  International Tower
                  229 Peachtree Street, N.E.
                  Atlanta, Georgia 30303
                  Attn:  Roy M. Jones
                  (Telefax: (404) 658-9865)

or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, telefaxed, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees.

         10.9     GOVERNING LAW.

                  (a) This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of Delaware

                  (b) Any disputes arising out of, in connection with or with respect to this Agreement, the subject matter hereof, the performance or non-performance of any obligation hereunder, or any of the transactions contemplated hereby ("Disputes") that seek specific performance of any obligations hereunder or injunctive relief may be adjudicated in any court of competent civil jurisdiction.

                  (c) Except as provided in Section 10.9(b), all Disputes shall be resolved by binding arbitration administered by the American Arbitration Association ("AAA") and, except as expressly provided in this Agreement, shall be conducted in accordance with the Expedited Procedures under the Commercial Arbitration Rules of the AAA, as such rules may be amended from time to time (the "Rules").

                           (i)  The  hearing   locale  shall  be  determined  in
accordance with the Rules. A single, neutral arbitrator (the "Arbitrator") shall be appointed by the AAA, within thirty (30) days after an Arbitrated Dispute is submitted for arbitration under this Section 10.9(c), to preside over the arbitration and resolve the Dispute. The Arbitrator shall be selected from the AAA's Commercial Panel, and shall be qualified to practice law in at least one jurisdiction in the United States and have expertise in the interpretation of commercial contracts. The parties shall have ten (10) days to object in writing to the appointment of the Arbitrator, the sole basis for such objection being an actual conflict of interest. The AAA, in its sole discretion, shall determine within ten (10) days the validity of any objection to the appointment of the Arbitrator based on an actual conflict of interest.

                           (ii) The Arbitrator's decision (the "Decision") shall
be binding, and the prevailing party may enforce the Decision in any court of competent jurisdiction.

                           (iii) The  parties  shall use their  best  efforts to
cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable, including but not limited to, providing such documents and making available such of their personnel as the Arbitrator may request, so that the Decision may be reached timely. The Arbitrator shall take into account the parties' stated goal of expedited proceedings in determining whether to authorize discovery and, if so, the scope of permissible discovery and other hearing and pre-hearing procedures.

                           (iv) The authority of the Arbitrator shall be limited
to deciding liability for, and the proper amount of, a Claim, and the Arbitrator shall have no authority to award punitive damages. The Arbitrator shall have such powers and establish such procedures as are provided for in the Rules, so long as such powers and procedures are consistent with this Section 10.9(c) and are necessary to resolve the Dispute within the time periods specified in this Agreement. The Arbitrator


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


shall render a Decision within sixty (60) days after being appointed to serve as Arbitrator, unless the parties otherwise agree in writing or the Arbitrator makes a finding that a party has carried the burden of showing good cause for a longer period.

         10.10 SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstances is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstances in any other jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable. The preceding sentence is in addition to and not in place of the severability provisions in Section 9.5.

         10.11 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provision of this Agreement is intended, nor will any provision be interpreted, to provide or to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee or partner of any party hereto or any other person or entity.

         10.12 MUTUAL DRAFTING. This Agreement is the mutual product of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto.

         10.13 FURTHER REPRESENTATIONS. Each party to this Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it is being independently advised as to the tax consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by the other party as to such tax consequences.

                           [EXECUTION PAGE FOLLOWING]


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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

REALTY INFORMATION GROUP                 JAMISON RESEARCH, INC.
(DELAWARE), INC.


By:                                      By:
         ------------------------------           ------------------------------
         Name:                                    Name:
         Title:                                   Title:



REALTY INFORMATION GROUP,                STOCKHOLDERS:
INC.

                                         ----------------------------------
By:                                      Henry D. Jamison, IV
         ------------------------------
         Name:
         Title:
                                         ----------------------------------
                                         Leslie Lees Jamison



REALTY INFORMATION GROUP, L.P.


By:
         ------------------------------
         Name:
         Title:


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